Filed Pursuant to Rule 424(b)(5)
Registration No. 333-215597

Product Prospectus Supplement dated March 6, 2017

(to the Prospectus Supplement dated February 13, 2017
and the Prospectus dated February 1, 2017)

The Bank of Nova Scotia
Senior Note Program, Series A
EQUITY SECURITIES LINKED NOTES AND
EXCHANGE TRADED FUND LINKED NOTES, SERIES A

The Bank of Nova Scotia (the “Bank”) may offer and sell equity securities linked notes and exchange traded fund linked notes (the “notes”) from time to time. The accompanying prospectus dated February 1, 2017 (the “prospectus”) and the accompanying prospectus supplement dated February 13, 2017 (together with the accompanying prospectus, the accompanying “program prospectus”) describe terms that will apply generally to the notes, including any notes you purchase.  A separate pricing supplement (the applicable “pricing supplement”) will describe the terms that apply specifically to your notes, including any changes to the terms specified below.  If there is any inconsistency between the terms of the notes described in the accompanying prospectus, the accompanying prospectus supplement, this product prospectus supplement, and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product prospectus supplement; third, the accompanying prospectus supplement; and last, the accompanying prospectus.

The notes are senior unsecured debt securities of the Bank linked to the performance of one or more equity securities (including American depositary receipts (“ADRs”)) or exchange traded funds (“ETFs” and each an “ETF”) (each, a “Reference Asset”) specified in the applicable pricing supplement. If the Reference Asset of your notes is a basket consisting of more than one equity security or ETF, we may refer to the Reference Asset as a “Basket” and each applicable component of the Reference Asset as a “Basket Component”. The payment at maturity on your notes will be based on the performance of the Reference Asset during the term of your notes. The notes are generally designed for investors who are seeking exposure to the Reference Asset and who anticipate that the level of the Reference Asset will increase (or, in the case of bearish notes, decrease) from its Initial Price to the Final Price on the applicable valuation date or dates. Investors must be willing to forego any interest payments on the notes and be willing to accept a return that may be negative, in which case you will receive at maturity less, and possibly significantly less, than your principal and you could lose all of your investment.

THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY. ANY PAYMENT TO BE MADE ON THE NOTES, INCLUDING ANY REPAYMENT OF PRINCIPAL, DEPENDS ON THE ABILITY OF THE BANK TO SATISFY ITS OBLIGATIONS AS THEY COME DUE. YOU ARE SUBJECT TO A RISK TO ALL OR A PORTION OF YOUR INVESTMENT IN THE NOTES, AS DESCRIBED IN MORE DETAIL BELOW.

The notes will not be listed on any securities exchange, unless otherwise specified in the applicable pricing supplement.

You should read this product prospectus supplement, the applicable pricing supplement and the accompanying program prospectus carefully before you invest in any of the notes.

Your investment in the notes involves certain risks. See “Additional Risk Factors Specific to the Notes” beginning on page PS-6 to read about investment risks relating to the notes. In addition, see “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement and page 6 of the accompanying prospectus. Unless otherwise specified in the applicable pricing supplement, the principal of the notes is not protected and you could lose some or all of your investment.

The price at which you purchase the notes will likely include hedging costs and profits and underwriting commissions that the Bank or its affiliates expect to incur or realize, and such amounts will be described in the applicable pricing supplement. These amounts will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate decline in the value of your notes on the issue date.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this product prospectus supplement, the accompanying prospectus supplement, or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The Bank may sell the notes directly or through one or more agents or dealers. The agents are not required to sell any particular amount of the notes. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this product prospectus supplement and the accompanying prospectus supplement and “Plan of Distribution” in the accompanying prospectus.

The Bank may use this product prospectus supplement in the initial sale of any notes.  In addition, Scotia Capital (USA) Inc. (“SCUSA”), other agents, or any of our or their respective affiliates may use this product prospectus supplement or the accompanying program prospectus in a market-making or other transaction in any note after its initial sale.  Unless the Bank or an agent informs the purchaser otherwise in the confirmation of sale or applicable pricing supplement, this product prospectus supplement and the accompanying program prospectus are being used in a market-making transaction.

Scotia Capital

Product Prospectus Supplement dated March 6, 2017

Product Prospectus Supplement

i

You should rely only on the information incorporated by reference or provided in this product prospectus supplement, the accompanying prospectus supplement and the applicable pricing supplement (collectively, the “applicable supplements”), and the accompanying prospectus. We have not authorized anyone to provide you with different information. The aforementioned documents do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes described in the applicable supplements nor do they constitute an offer to sell or a solicitation of an offer to buy such notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of the accompanying prospectus and any applicable supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

ii

SUMMARY

In this product prospectus supplement, references to the “prospectus” or the “accompanying prospectus” mean the accompanying prospectus, dated February 1, 2017, references to the “prospectus supplement” or the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated February 13, 2017 and references to the “program prospectus” or “accompanying program prospectus” mean, together, the accompanying prospectus and prospectus supplement. References to the “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your notes.

This section is meant as a summary and should be read in conjunction with the accompanying program prospectus and the applicable pricing supplement to help you understand the notes.  This product prospectus supplement, together with the accompanying program prospectus and the applicable pricing supplement, contains the terms of the notes and supersedes all prior or contemporaneous oral statements as well as any other written materials relating to the notes, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials.  If there is any inconsistency between the terms of the notes described in the accompanying prospectus, the accompanying prospectus supplement, this product prospectus supplement, and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product prospectus supplement; third, the accompanying prospectus supplement; and last, the accompanying prospectus.

An investment in the notes entails significant risks.  You should carefully consider, among other things, the matters set forth under “Additional Risk Factors Specific to the Notes” herein and “Risk Factors” in the accompanying prospectus supplement and the accompanying prospectus.  Before investing in the notes, we urge you to consult your investment, legal, tax, accounting and other advisors.

Unless otherwise specified in the applicable supplement:

•     all dollar amounts are expressed in U.S. dollars;

•     “the Bank”, “we”, “us” and “our” mean The Bank of Nova Scotia together, where the context requires, with its subsidiaries; and

•     “you”, “your” and “holder” means a prospective purchaser or a purchaser of notes, or a beneficial or registered holder of notes, provided that a reference to “registered holder” means a registered holder of notes (see “Legal Ownership and Book-Entry Issuance” and “Description of the Debt Securities We May Offer” in the accompanying prospectus and “Global Notes” under the heading “Description of the Notes” in the accompanying prospectus supplement).

The information in this “Summary” section is qualified by the more detailed information set forth in this product prospectus supplement, the accompanying program prospectus, as well as the applicable pricing supplement.

Issuer:	The Bank of Nova Scotia (the “Bank”).

Issue:	Senior Notes, Equity Securities Linked Notes and Exchange Traded Fund Linked Notes, Series A.

Reference Asset or Basket:	As specified in the applicable pricing supplement.

Principal Amount:	Unless otherwise specified in the applicable pricing supplement, $1,000 per note.

Minimum Investment:	As specified in the applicable pricing supplement.

Denominations:	Unless otherwise specified in the applicable pricing supplement, the notes will be issued in denominations of $1,000 and integral multiples in excess of $1,000.

Interest Payable:	None, unless otherwise specified in the applicable pricing supplement.

Interest Rate (coupon):	If applicable, as specified in the applicable pricing supplement.

Interest Payment Dates:	If applicable, as specified in the applicable pricing supplement.

Payment at Maturity:	Unless otherwise specified in the applicable pricing supplement, the payment at maturity for a note will be based on the performance of the Reference Asset, and will be calculated as follows:

Payment at Maturity in Excess of Principal Amount

If the Final Price is greater than or equal to (or, in the case of bearish notes, less than or equal to) the Initial Price, then, at maturity, you will receive an amount equal to:

Principal Amount + (Principal Amount × Percentage Change)

(a) If the applicable pricing supplement specifies that a “Participation Rate” is applicable to your notes, then the payment at maturity will be calculated as follows:

Principal Amount + (Principal Amount × Percentage Change × Participation Rate)

(b) If the applicable pricing supplement specifies that a “Booster Coupon” is applicable to your notes:

1. If the Percentage Change is greater than the Booster Percentage, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

2. If the Percentage Change is greater than or equal to 0% but less than or equal to the Booster Percentage, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Booster Percentage)

(c)   If the applicable pricing supplement specifies that a cap is applicable to your notes, then the payment at maturity will not exceed the Maximum Redemption Amount set forth in the applicable pricing supplement.

(d) If the applicable pricing supplement specifies that a “Digital Coupon” is applicable to your notes and the applicable conditions are satisfied, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Digital Coupon)

Payment at Maturity Less Than or Equal to Principal Amount

If the Final Price is less than (or, in the case of bearish notes, greater than) the Initial Price, then, at maturity, you will receive less than the principal amount of your notes, incurring a loss on your investment of principal. In such a case, the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

(a) If the applicable pricing supplement specifies that a “Buffer” is applicable to your notes:

1.     If the Final Price is greater than or equal to (or, in the case of bearish notes, less than or equal to) the Buffer Level, then the payment at maturity will equal the Principal Amount of your notes.

2. If the Final Price is less than (or, in the case of bearish notes, greater than) the Buffer Level, then the payment at maturity will equal:

Principal Amount + [Principal Amount × (Percentage Change + Buffer Percentage)]

(b) If the applicable pricing supplement specifies that a “Barrier” is applicable to your notes:

1. If no Barrier Event has occurred, then the payment at maturity will equal the Principal Amount of your notes.

2. If a Barrier Event has occurred, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

Percentage Change:	The Percentage Change, expressed as a percentage, is calculated as follows:

Final Price – Initial Price
Initial Price

If your notes are bearish notes, the Percentage Change will be calculated as follows:

Initial Price – Final Price
Initial Price

For the avoidance of doubt, the Percentage Change may be a negative value.

Maximum Redemption Amount:	As specified in the applicable pricing supplement, if applicable.

Participation Rate:	As specified in the applicable pricing supplement, if applicable.

Booster Percentage:

A specified percentage increase (or, in the case of bearish notes, decrease) in the level of the Reference Asset. The Booster Percentage will be set forth in the applicable pricing supplement, if applicable.

Digital Coupon:	A percentage that will be specified in the applicable pricing supplement, if applicable.

Buffer Level:

A specified level of the Reference Asset that is less than (or, in the case of bearish notes, greater than) the Initial Price. The Buffer Level will be a percentage of the Initial Price and set forth in the applicable pricing supplement, if applicable.

Buffer Percentage:	A specified percentage that will be set forth in the applicable pricing supplement, if applicable. For example, if the Buffer Level is 90% of the Initial Price, the Buffer Percentage will be 10%.

Barrier Level:

A specified level of the Reference Asset that is less than (or, in the case of bearish notes, greater than) the Initial Price. The Barrier Level will be a percentage of the Initial Price and set forth in the applicable pricing supplement, if applicable.

Barrier Event:	Depending upon the terms set forth in the applicable pricing supplement, a Barrier Event will occur if:

(i) the Final Price is less than (or, in the case of bearish notes, greater than) the Initial Price, and

(ii)   (a) for notes subject to Intra-Day Monitoring, at any time during the Monitoring Period, the level of the Reference Asset is less than (or, in the case of bearish notes, greater than) the Barrier Level, or

(b)   for notes subject to Close of Trading Day Monitoring, on any trading day during the Monitoring Period, the closing price of the Reference Asset is less than (or, in the case of bearish notes, greater than) the Barrier Level, or

(c) for notes subject to Final Valuation Date Monitoring, the Final Price is less than (or, in the case of bearish notes, greater than) the Barrier Level.

Monitoring Period:	As specified in the applicable pricing supplement, if applicable.

Initial Price:	As specified in the applicable pricing supplement.

Final Price:

Unless otherwise specified in the applicable pricing supplement, the closing price of the Reference Asset on the valuation date (if there is one valuation date applicable to the notes) or the arithmetic average of the closing prices of the Reference Asset on each of the valuation dates (if there is more than one valuation date applicable to the notes), or any other dates specified in the applicable pricing supplement.

Issue Date:	As specified in the applicable pricing supplement.

Valuation Date(s):

The valuation date, or if there is more than one valuation date, the valuation dates and final valuation date, will be specified in the applicable pricing supplement and subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Unavailability of the Level of the Reference Asset on a Valuation Date” and “— Valuation Date”.

Maturity Date:	As specified in the applicable pricing supplement.

CUSIP:	As specified in the applicable pricing supplement.

Clearance and Settlement:	DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg, as described under “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus).

Listing:	The notes will not be listed on any securities exchange or quotation system, unless otherwise specified in the applicable pricing supplement.

Calculation Agent:	Scotia Capital Inc., unless otherwise specified in the applicable pricing supplement.

ADDITIONAL RISK FACTORS SPECIFIC TO THE NOTES

An investment in your notes is subject to the risks described below, as well as the risks described under “Risk Factors” in the accompanying prospectus and the accompanying prospectus supplement.  Your notes are not secured debt and are riskier than ordinary unsecured debt securities.  Also, investing in your notes is not equivalent to investing directly in the applicable Reference Asset.  You should carefully consider whether the notes are suited to your particular circumstances.  This product prospectus supplement should be read together with the accompanying program prospectus and the applicable pricing supplement.  If there is any inconsistency between the terms of the notes described in the accompanying prospectus, the accompanying prospectus supplement, this product prospectus supplement, and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product prospectus supplement; third, the accompanying prospectus supplement; and last, the accompanying prospectus.  This section describes the most significant risks relating to the terms of the notes.  We urge you to read the following information about these risks, together with the other information in this product prospectus supplement, the accompanying program prospectus and the applicable pricing supplement, before investing in the notes.

General Risks Relating to the Notes

Your Investment in the Notes May Result in a Complete Loss of Your Investment.

The notes do not guarantee any return of principal. The amount payable on the notes at maturity will depend primarily on the Percentage Change in the level of the Reference Asset from the Initial Price to the Final Price. Because the level of the Reference Asset will be subject to market fluctuations, the return on your notes at maturity may be less, and possibly significantly less, than the Principal Amount per note. If the Final Price is less than (or, in the case of bearish notes, greater than) the Initial Price (and, in the case of notes with a buffer, less than (or, in the case of bearish notes with a buffer, greater than) the Buffer Level) or a Barrier Event has occurred (as applicable), the return on your notes will be less than the Principal Amount per note. This will be the case even if the level of the Reference Asset is greater than (or, in the case of bearish notes, less than) the Initial Price at certain periods during the term of the notes. You may lose all or a substantial portion of the amount that you invested to purchase the notes.

The Contingent Repayment of Principal Applies Only at Maturity.

You will receive the Principal Amount of your notes at maturity only if, (i) in the case of notes with a buffer, the Final Price is greater than or equal to (or, in the case of bearish notes with a buffer, less than or equal to) the Buffer Level and (ii) in the case of notes with a barrier, a Barrier Event has not occurred.  If the Final Price is less than (or, in the case of bearish notes, greater than) the Buffer Level or a Barrier Event has occurred, as applicable, you will receive at maturity less, and possibly significantly less, than your principal and you could lose all of your investment.

The Notes Are Not Expected to Pay Interest and Your Return May Be Lower than the Return on a Conventional Debt Security of Comparable Maturity.

Unless otherwise specified in the applicable pricing supplement, there will be no periodic interest payments on the notes as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity.  If the applicable pricing supplement specifies potential interest payments, the interest payments may be capped or be based on a formula linked to changes in the Reference Asset that results in interest payments equaling zero.  The return that you will receive on your notes, which could be negative, may be less than the return you could earn on other investments.  Even if your return is positive, your return may be less than the return you would earn if you bought a conventional interest bearing senior debt security of the Bank with the same maturity date or if you invested directly in the Reference Asset.  Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your Potential Payment at Maturity May Be Limited.

If your notes are subject to a cap or a Digital Coupon or a Participation Rate that is less than 100%, they will provide less opportunity to participate in the appreciation (or, in the case of bearish notes, depreciation) of the Reference Asset than an investment in a security linked to the Reference Asset providing full participation in the appreciation (or, in the case of bearish notes, depreciation), because the payment at maturity will not exceed the Maximum Redemption Amount or the Principal Amount plus Digital Coupon, as applicable, or because the payment at maturity does not reflect at least 100% participation in the performance of the Reference Asset. Accordingly, your return on the notes may be less than your return would be if you made an investment in a security that provides full participation in the positive (or, in the case of bearish notes, negative) performance of the Reference Asset.

Owning the Notes Is Not the Same as Owning the Reference Asset or its Components or a Security Directly Linked to the Performance of the Reference Asset or its Components.

The return on your notes will not reflect the return you would realize if you actually owned the Reference Asset or, if the Reference Asset is or contains (in the case of a Basket) an ETF, the constituents underlying the ETF (as applicable, the “Reference Asset Constituents”), or a security that provides full participation in the performance of the Reference Asset or the Reference Asset Constituents and held that investment for a similar period because:

•                  your notes may be subject to a cap or Digital Coupon, or a Participation Rate of less than 100%;

•                 unless otherwise specified in the applicable pricing supplement, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the notes, and any such dividends or distributions will not be factored into the calculation of any payment on your notes; and

•                 you will not have voting rights or any other rights that a holder of any applicable Reference Asset or Reference Asset Constituent may have.

Your notes may trade or be valued quite differently from the Reference Asset. Changes in the level of the Reference Asset may not result in comparable changes in the market value of your notes. Even if the level of the Reference Asset increases (or, in the case of bearish notes, decreases) from the Initial Price during the term of the notes, the market value of the notes prior to maturity may not increase to the same extent. It is also possible for the market value of the notes prior to maturity to decrease while the level of the Reference Asset increases (or, in the case of bearish notes, decreases).

There May Not Be an Active Trading Market for the Notes—Sales in the Secondary Market May Result in Significant Losses.

There may be little or no secondary market for the notes.  The notes will not be listed on any securities exchange, unless otherwise specified in the applicable pricing supplement.  SCUSA, other agents, or any other of our or their respective affiliates may make a market for the notes; however, they are not required to do so and may stop any market-making activities at any time.  Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you and as a result you may not be able to sell your notes in the secondary market.  We expect that transaction costs in any secondary market would be high.  As a result, the difference between bid and ask prices for your notes in any secondary market could be substantial.  If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price even if the level of the Reference Asset is higher than the Initial Price, Buffer Level or Barrier, as applicable, and as a result, you may suffer substantial losses.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors.

The following and other factors, which are beyond our control, may influence the market value of your notes:

•                  the level of the Reference Asset, including, in the case of notes that have a buffer, whether the level of the Reference Asset trades or closes at a level below the Buffer Level or, in the case of notes that have a Barrier, whether a Barrier Event has occurred;

•                  if your notes are subject to a cap or a Digital Coupon;

•                  if your notes are subject to a Participation Rate not equal to 100%;

•                  the volatility (i.e., the frequency and magnitude of changes) of the price or level of the Reference Asset;

•                  the dividend rate on the applicable Reference Asset or Reference Asset Constituents;

•                economic, financial, political, military, regulatory, legal and other events that affect the applicable securities markets generally and the U.S. markets in particular, and which may affect the level of the Reference Asset;

•                  if any Reference Asset or Reference Asset Constituents are issued by non-U.S. companies, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the payments due on your notes and their market value;

•                  interest and yield rates in the market; and

•                  the time remaining to maturity of the notes.

These and other factors may influence the market value of your notes if you sell your notes before maturity. Our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market, will also affect the market value of your notes. If you sell your notes prior to maturity, you may receive substantially less than the Principal Amount of your notes.

Payments on the Notes Are Subject to Our Credit Risk, and Changes in Our Credit Ratings Are Expected to Affect the Market Value of the Notes.

The notes are the Bank’s senior unsecured debt securities and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the notes, including any repayment of principal at maturity, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the Bank’s actual and perceived creditworthiness may affect the market value of the notes. This will be the case even if the level of the Reference Asset increases (or, in the case of bearish notes, decreases) after the pricing date.  No assurance can be given as to what our financial condition will be at any time during the term of the notes, or at maturity.

If Your Notes Are Linked to a Basket, Changes in the Level of One or More Basket Components May Be Offset by Changes in the Level of One or More Other Basket Components.

Your notes may be linked to a Basket. In such a case, a change in the levels of one or more Basket Components may not correlate with changes in the levels of one or more other Basket Components. The level of one or more Basket Components may increase, while the level of one or more other Basket Components may not increase as much, or may even decrease. The opposite changes may occur in the case of bearish notes. Therefore, in determining the level of the Basket as of any time, increases (or, in the case of bearish notes, decreases) in the level of one Basket Component may be moderated, or wholly offset, by lesser increases or decreases (or, in the case of bearish notes, lesser decreases or increases) in the level of one or more other Basket Components. If the weightings of the applicable Basket Components are not equal, changes in the level of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon your notes.

The Amount to Be Paid at Maturity Will Not Be Affected by All Developments Relating to the Reference Asset.

Changes in the level of the Reference Asset during the term of the notes before the relevant valuation date or valuation dates, as the case may be, will not be reflected in the calculation of the payment at maturity. The calculation agent will calculate this amount by comparing only the Final Price to the Initial Price (or the Buffer Level, as applicable) and, in the case of notes that have a barrier, by comparing the trading level or closing price of the Reference Asset during the Monitoring Period or on the valuation date(s), as applicable, to the Barrier Level. No other levels of the Reference Asset will be taken into account unless otherwise specified in the applicable pricing supplement. As a result, you may receive less than the Principal Amount of your notes, even if the level of the Reference Asset has increased (or, in the case of bearish notes, decreased) at certain times during the term of the notes before decreasing to a level below (or, in the case of bearish notes, increasing to a level above) the Initial Price (or Buffer Level, as applicable) and, if applicable, below (or, in the case of bearish notes, above) the Barrier Level as of the relevant dates.

If a Barrier is Applicable to Your Notes, Any Benefit Provided by the Barrier May Terminate during Any Trading Day in the Applicable Monitoring Period or on the Valuation Date(s).

Unless otherwise specified in the applicable pricing supplement, if a Barrier is applicable to your notes and the applicable level or closing price of the Reference Asset during the Monitoring Period or on the valuation date(s), as applicable, is less than the Barrier Level, the benefit provided by the Barrier will terminate. Further, if your notes also specify that intraday monitoring is applicable, the benefit provided by the Barrier will terminate if the level of the Reference Asset at any time during a trading day in the Monitoring Period or on the valuation date(s), as applicable, is less than the Barrier Level. If such a Barrier Event occurs, you will be fully exposed to any depreciation in the Final Price of the Reference Asset relative to its Initial Price.  As a result, you may receive less than the Principal Amount of your notes even if the level of the Reference Asset increases above (or, in the case of bearish notes, decreases below) the Barrier Level or Initial Price at other times during the term of the notes.

We Will Not Hold Any Asset Comprising the Reference Asset for Your Benefit.

The indenture and the terms governing your notes contain neither any obligation on us, any agent or any of our or their respective affiliates to hedge nor any restriction on such parties’ ability to sell, pledge or otherwise convey all or any portion of the securities that may comprise the Reference Asset that such parties may acquire.  There can be no assurance that any hedging transaction we, any agents or any of our or their respective affiliates may undertake with respect to our exposure under the notes will be successful or will be maintained over the term of the notes.  None of us, the agents nor any of our or their respective affiliates will pledge or otherwise hold any assets for your benefit, including any Reference Asset or the Reference Asset Constituents.  Consequently, in the event of bankruptcy, insolvency or liquidation, any of those assets owned will be subject to the claims of creditors generally and will not be available for your benefit specifically.

You Must Rely on Your Own Evaluation of the Merits of an Investment Linked to the Reference Asset.

In the ordinary course of their business, we or our affiliates may have expressed views on expected movements in any Reference Asset or the Reference Asset Constituents, and may do so in the future.  These views or reports may be communicated to our clients and clients of our affiliates.  However, these views are subject to change from time to time.  Moreover, other professionals who transact business in markets relating to any Reference Asset or the Reference Asset Constituents may at any time have significantly different views from those of us or our affiliates.  For these reasons, you are encouraged to derive information concerning the applicable Reference Asset or the Reference Asset Constituents from multiple sources, including the financial and other information filed by the issuer of the Reference Asset (the “Reference Asset Issuer”) or, if the Reference Asset is an ETF, the sponsor of the Reference Asset (the “Reference Asset Sponsor”) and the respective issuers of the Reference Asset Constituents (the “Reference Asset Constituent Issuers”) with the SEC, and you should not rely solely on views expressed by us or our affiliates.

The Initial Price May be Determined after the Pricing Date of the Notes.

The applicable pricing supplement may specify valuation methods that determine the Initial Price after the pricing date of the notes. For example, the applicable pricing supplement may specify that the Initial Price will be determined based on the arithmetic average of the closing prices of the Reference Asset on certain specified dates. One or more of these days may occur on or following the pricing date or the issue date of the notes; as a result, the Initial Price may not be determined, and you may therefore not know such value, until after the issue date. If there are any increases (or in the case of bearish notes, decreases) in the closing prices of the Reference Asset on any relevant dates used to determine the Initial Price that occur after the pricing date, and such increases (or decreases) result in the Initial Price being higher (or in the case of bearish notes, lower) than the closing price on the pricing date, this may establish higher levels (or in the case of bearish notes, lower levels) that the Reference Asset must achieve for you to attain a positive return on your investment or to avoid a loss of principal at maturity.

Trading and Other Transactions by the Bank, the Agents or our or their Affiliates in the Reference Asset or the Reference Asset Constituents, Futures, Options, Exchange-Traded Funds or Other Derivative Products May Adversely Affect the Market Value of the Notes.

As described below under “Use of Proceeds and Hedging” and further specified in the applicable pricing supplement, we, the agents or one or more of our or their affiliates may, but are not required to, enter into hedging transactions relating to our obligations under the notes by purchasing or selling the Reference Asset or the Reference Asset Constituents, futures or options on the Reference Asset or the Reference Asset Constituents, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Reference Asset or the Reference Asset Constituents.  We, the agents or one or more of our or their affiliates may adjust these hedges by, among other things, purchasing or selling those assets at any time.  Although they are not expected to, any of these hedging activities may adversely affect the level of the Reference Asset or the Reference Asset Constituents, and, therefore, the market value of the notes.  It is possible that we, the agents or one or more of our or their affiliates could receive substantial returns from these hedging activities while the market value of the notes decreases.

We, the agents or one or more of our or their affiliates may also engage in trading in the Reference Asset or the Reference Asset Constituents and other investments relating to those assets on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions.  Any of these activities could adversely affect the level of the Reference Asset or the Reference Asset Constituents and, therefore, the market value of the notes.  We, the agents or one or more of our or their affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Reference Asset or the Reference Asset Constituents.  By introducing competing products into the marketplace in this manner, we, the agents or one or more of our or their affiliates could adversely affect the market value of the notes.

The Inclusion in the Purchase Price of the Notes of an Underwriting Commission, Any Expected Profit from Hedging Our Market Risk under the Notes and Our Expected Costs in Connection with the Issuance of the Notes and Such Hedging Transactions is Likely to Adversely Affect the Market Value of the Notes.

The price at which you purchase the notes includes an underwriting commission, as well as the costs that we, the agents, or our or their respective affiliates expect to incur in connection with the issuance of the notes and the costs and any profits we (or our affiliates) expect to incur in hedging our market risk under the notes.  The hedging costs include the expected cost of undertaking this hedge, as well as any profit that we (or our affiliates) expect to realize in consideration for assuming the risks inherent in providing the hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity will likely be less and possibly substantially less than your original purchase price.

The Business Activities of the Bank, the Agents or our or their Affiliates May Create Conflicts of Interest.

As noted above, we, the agents or our or their affiliates may engage in trading activities related to the Reference Asset or the Reference Asset Constituents that are not for the account of holders of the notes or on their behalf.  These trading activities may present a conflict between the holders’ interests in the notes and the interests we, the agents or our or their affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management.  These trading activities, if they influence the level of the Reference Asset or the Reference Asset Constituents, could be adverse to the interests of the holders of the notes.  We, the agents or our or their affiliates may, at present or in the future, engage in business with one or more Reference Asset Issuers or the Reference Asset Constituent Issuers, including making loans to or providing advisory services to those companies.  These services could include investment banking and merger and acquisition advisory services.  These activities may present a conflict between our, the agents’ or our or their affiliates’ obligations and your interests as a holder of the notes.  Moreover, we, the agents or our or their affiliates may have published, and in the future expect to publish, research reports with respect to the Reference Asset or the Reference Asset Constituents.  This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes.  Any of these activities by us, the agents or one or more of our or their affiliates may affect the level of the Reference Asset or the Reference Asset Constituents and, therefore, the market value of the notes.

The Calculation Agent Can Postpone the Determination of a Closing Price or the Final Price if a Market Disruption Event Occurs.

The determination of a closing price or the Final Price may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on any valuation date with respect to the Reference Asset. If such a postponement occurs, the calculation agent will use the closing price of the Reference Asset on the first subsequent business day on which no market disruption event occurs or is continuing. In no event, however, will any valuation date be postponed by more than seven trading days. As a result, if a market disruption event occurs or is continuing on a valuation date, the maturity date for the notes could also be postponed, although not by more than seven trading days.

If the determination of the level of the Reference Asset for any valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the level of the Reference Asset will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the level that would have prevailed in the absence of the market disruption event. See “General Terms of the Notes—Market Disruption Events”.

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

The calculation agent will, among other things, determine the amount of your payment at maturity on the notes. Unless other specified in the applicable pricing supplement, our affiliate, Scotia Capital Inc., will serve as the calculation agent. We may change the calculation agent after the original issue date without notice to you. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Reference Asset has occurred, and make certain adjustments with respect to the Reference Asset if certain corporate events occur. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the notes, the calculation agent may have a conflict of interest if it needs to make a determination of this kind.

The Historical Performance of the Reference Asset or the Reference Asset Constituents Should Not Be Taken as an Indication of Their Future Performance.

The level of the Reference Asset will determine the amount to be paid on the notes at maturity. The historical performance of the Reference Asset or the Reference Asset Constituents does not necessarily give an indication of their future performance. As a result, it is impossible to predict whether the level of the Reference Asset will rise or fall during the term of the notes. The level of the Reference Asset and the Reference Asset Constituents will be influenced by complex and interrelated political, economic, financial and other factors.

Significant Aspects of the Tax Treatment of the Notes Are Uncertain.

Significant aspects of the tax treatment of the notes are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the notes, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”) or any Canadian authorities regarding the tax treatment of the notes, and the IRS, the Canada Revenue Agency (“CRA”) or a court may not agree with the tax treatment described in this product prospectus supplement or the applicable pricing supplement. If the IRS were successful in asserting an alternative treatment for the notes, the timing and/or character of income on the notes could be affected materially and adversely. Please read carefully the sections entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” herein. You should consult your tax advisor about your own tax situation.

Further, there exists a risk (and in certain circumstances, a substantial risk) that an investment in notes that are linked to shares of an ETF, a real estate investment trust (“REIT”), passive foreign investment company (“PFIC”) or other “pass-thru entity” or a Basket that contains such Basket Components could be treated as a “constructive ownership” transaction which could result in part or all of any long term capital gain realized by you on sale, exchange, redemption or maturity of a note being recharacterized as ordinary income and subject to an interest charge (or, in the case of a gold or silver ETF, subject to a maximum tax rate of 28% applicable to “collectibles”).

The IRS has released a notice that may affect the taxation of holders of the notes. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) should be applied to such instruments. Holders are urged to consult their tax advisors  concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, the Bank intends to treat your notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of notes purchased after the bill was enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

Moreover, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Any conclusion that no portion of the interest paid or credited or deemed to be paid or credited on a note will be “Participating Debt Interest” (as defined below) subject to Canadian withholding tax is based in part on the current published administrative position of the CRA. There cannot be any assurance that CRA’s current published administrative practice will not be subject to change, including potential expansion in the current administrative interpretation of Participating Debt Interest subject to Canadian withholding tax. If, at any time, the interest paid or credited or deemed to be paid or credited on a note is subject to Canadian withholding tax, you will receive an amount that is less than that to which you would otherwise be entitled. You should consult your own adviser as to the potential for such withholding and the potential for reduction or refund of part or all of such withholding, including under any bilateral Canadian tax treaty the benefits of which you may be entitled.

Please read carefully the sections entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” and “Supplemental Discussion of Canadian Tax Consequences” in this product prospectus supplement and the sections “Certain Income Tax Consequences” in the accompanying prospectus supplement and  “United States Taxation” in the accompanying prospectus. You should consult your tax advisor about your own tax situation. For a more complete discussion of the Canadian federal income tax consequences of investing in the notes, please see “Canadian Taxation” in the accompanying prospectus, “Certain Income Tax Consequences — Certain Canadian Income Tax Considerations” in the accompanying prospectus supplement and any further Canadian tax discussions in the applicable pricing supplement.. You should consult your tax advisors as to the consequences of acquiring, holding and disposing of the notes and receiving the payments that might be due under the notes.

U.S. Taxpayers Will be Required to Pay Taxes Each Year on Notes that Are Treated as Contingent Payment Debt Instruments and Notes that Are Issued with Original Issue Discount

If the notes are subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes and the holder is a U.S. individual or taxable entity, that holder generally will be required to pay taxes on ordinary income over the term of such notes based on the comparable yield for the notes, even though that holder may not receive any payments from us until maturity. This comparable yield is determined solely to calculate the amounts a holder will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. Any gain that may be recognized on the sale, redemption or maturity of such notes will generally be ordinary income. Any loss that may be recognized upon the sale, redemption or maturity of such notes will generally be ordinary loss to the extent of the interest that the holder included as income in the current or previous taxable years in respect of the notes and thereafter will be capital loss. The deductibility of capital losses is subject to limitations.

Similarly, if the notes are treated as issued with original issue discount, U.S. holders will be required to accrue interest on the notes and pay tax accordingly, even though such holders may not receive any payments from us until maturity. For further discussion, see “Supplemental Discussion of U.S. Federal Income Tax Consequences.”

Non-U.S. Investors May Be Subject to Certain Additional Risks.

Unless otherwise specified in the applicable pricing supplement, the notes will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the notes with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or returns of your investment.

This product prospectus supplement contains a general description of certain U.S. tax considerations relating to the notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving the payments that may be due under the notes.

The accompanying prospectus supplement contains a discussion of certain Canadian tax consequences. You should consult your tax advisor as to the consequences of acquiring, holding and disposing of the notes and receiving the payments that might be due under the notes.

Considerations for Employee Benefit Plans.

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan subject to Section 4975 of the Code, including an IRA or a Keogh plan (or a governmental or other plan to which similar prohibitions apply) or an entity considered to hold “plan assets” of any of the foregoing, and that is considering purchasing the notes with the assets of the insurance company, employee benefit plan, plan or entity, should consult with its counsel regarding whether the purchase or holding of the notes could constitute or result in a “prohibited transaction” under ERISA or Section 4975 of the Code or a violation of any similar law.  For additional information, please see the discussion under “Certain ERISA Considerations” below.

Risks Relating to the Applicable Reference Asset

You Will Not Have Any Shareholder Rights and Will Have No Right to Receive any Shares of the Reference Asset at Maturity.

Investing in your notes will not make you a holder of any Reference Asset or Reference Asset Constituent. Neither you nor any other holder or owner of the notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to any of these securities.

There Are Liquidity and Management Risks Associated with the Reference Asset.

Although the Reference Asset and the Reference Asset Constituents may be listed for trading on a securities exchange, there is no assurance that such active trading market will continue or that there will be liquidity in that trading market.

If the Reference Asset is or is comprised of one or more ETFs, the applicable ETF may be subject to management risk, which is the risk that the investment advisor’s investment strategy, due to liquidation constraints or otherwise, may not produce the intended results.

An Investment in the Notes May Be Subject to Risks Associated with Non-U.S. Securities Markets.

A Reference Asset or Reference Asset Constituent may be one or more equity securities that have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from the U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those securities markets. Also, there is generally less publicly available information in the United States about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices of non-U.S. companies are subject to political, economic, financial and other factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

The Return on the Notes May Be Exposed to Fluctuations in Exchange Rates that Might Affect the Level of the Reference Asset and the Payment at Maturity.

Because a Reference Asset or Reference Asset Constituent may be one or more equity securities that have been issued by non-U.S. companies or may be an ADR, which is quoted and traded in U.S. dollars, but represents a foreign security that is quoted and traded in a foreign currency and that may trade differently from the ADR, the amount payable on the notes at maturity may be exposed to fluctuations in the exchange rate between the U.S. dollar and each of the currencies in which those securities are denominated. These changes in exchange rates may reflect changes in various non-U.S. economies that in turn may affect the payment on the notes at maturity. An investor’s net exposure will depend on the extent to which the currencies in which the relevant securities are denominated either strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the U.S. dollar strengthens (or, in the case of bearish notes, weakens) against the currencies in which the relevant securities are denominated, the value of those securities may be adversely affected and the level of the Reference Asset may be adversely affected as well. In turn, the payment on the notes at maturity may be adversely affected.

We Do Not Control Any Issuer of a Reference Asset or Reference Asset Constituent and Have Derived Information About the Reference Asset from Publicly Available Information.

Unless (and only to the extent that) the Bank or an affiliate is an issuer of a Reference Asset or Reference Asset Constituent, neither we nor any of our affiliates have the ability to control the actions of any issuer of a Reference Asset or Reference Asset Constituent. Unless otherwise specified in the applicable pricing supplement, we have derived information about the issuer of a Reference Asset or Reference Asset Constituent from publicly available information, without independent verification. We have not conducted any independent review or due diligence of any publicly available information with respect to any issuer of a Reference Asset or Reference Asset Constituent.  You should make your own investigation into the Reference Asset Issuer and applicable Reference Asset Constituent Issuers represented by the Reference Asset.

You Will Have Limited Anti-Dilution Protection.

The calculation agent will make certain adjustments for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect the Reference Asset, but only in the situations we describe in “General Terms of the Notes—Anti-Dilution Adjustments Relating to Equity Securities or a Reference Asset that is an ETF” below. The calculation agent will not be required to make an adjustment for every corporate event that may affect the Reference Asset. For example, the calculation agent will not make any adjustments for events such as an offering by the relevant issuer, a tender or exchange offer for the issuer’s shares at a premium to its then-current market price by that issuer or a tender or exchange offer for less than all outstanding shares of that issuer by a third party. Those events or other actions by the applicable issuer or a third party may nevertheless adversely affect the level of the Reference Asset, and adversely affect the value of your notes.

Risks Relating to ETF-Based Reference Assets

The risk factors in this section will be applicable to your notes if the Reference Asset is or is comprised of an ETF.

You Will Have No Rights Against the Reference Asset Sponsor.

The notes are not sponsored, endorsed, sold or promoted by any Reference Asset Sponsor. No Reference Asset Sponsor has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. No Reference Asset Sponsor makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the notes in particular, or the ability of the relevant ETF to track general market performance. No Reference Asset Sponsor has an obligation to take our needs or your needs into consideration in determining, composing or calculating that ETF, or in making changes to that ETF. No Reference Asset Sponsor is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the notes to be issued or in the determination or calculation of the equation by which the amounts to be paid on the notes are to be determined. No Reference Asset Sponsor has any liability in connection with the administration, marketing or trading of the notes.

Adjustments to the Applicable ETF Could Adversely Affect the Notes.

The Reference Asset Sponsor is responsible for calculating and maintaining the applicable ETF. The Reference Asset Sponsor can add, delete or substitute the stocks comprising the relevant ETF or make other methodological changes that could change the value of the ETF at any time. If one or more of these events occurs, the calculation of the amount payable at maturity may be adjusted to reflect such event or events. Please refer to “General Terms of the Notes—Adjustments to an ETF”. Consequently, any of these actions could adversely affect the amount payable at maturity and/or the market value of the notes.

The Performance of the Applicable ETF and the Performance of the Index it Tracks May Vary.

If the applicable ETF maintains a “representative sampling” strategy designed and intended to track the level of an index (the “Target Index”), the performance of such ETF and that of the Target Index generally will vary due to transaction costs, certain corporate actions and timing variances. In addition, because the shares of the applicable ETF are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Reference Asset may differ from its net asset value per share; shares of the applicable ETF may trade at, above, or below its net asset value per share. Further, an ETF maintaining a “representative sampling” strategy may also be linked in part to shares of other ETFs because some ETFs generally invest a specified percentage, e.g., 10% of their assets, in the shares of other ETFs.

For the foregoing reasons, the performance of the ETF may not match the performance of its Target Index over the same period. Because of this variance, the return on the notes to the extent dependent on the return of the Reference Asset may not be the same as an investment directly in the securities or other investments included in the Target Index or the same as a debt security with a payment at maturity linked to the performance of the Target Index.

Changes that Affect a Target Index Will Affect the Market Value of the Notes and the Amount You Will Receive at Maturity.

The policies of a sponsor of the Target Index (the “Index Sponsor”) concerning the calculation of such index, additions, deletions or substitutions of the components of that index and the manner in which changes affecting those components, such as stock dividends, reorganizations or mergers, may be reflected in the Target Index and, therefore, could affect the amount payable on the notes at maturity, and the market value of the notes prior to maturity. The amount payable on the notes and their market value could also be affected if the Index Sponsor changes these policies, for example, by changing the manner in which it calculates the Target Index.

We Have No Affiliation with Any Index Sponsor and Will Not Be Responsible for Any Actions Taken by an Index Sponsor.

Unless otherwise specified in the applicable pricing supplement for an exchange traded fund linked note, no Index Sponsor is an affiliate of ours or will be involved in any offerings of the notes in any way. Consequently, we have no control of the actions of any Index Sponsor, including any actions of the type that would require the calculation agent to adjust the payment to you at maturity. No Index Sponsor has any obligation of any sort with respect to the notes. Thus, no Index Sponsor has any obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of the notes. None of our proceeds from any issuance of the notes will be delivered to any Index Sponsor.

We Cannot Control Actions by the Investment Advisor of an ETF that May Adjust the Reference Asset in a Way that Could Adversely Affect the Payments on the Notes and Their Market Value, and the Investment Advisor Has No Obligation to Consider Your Interests.

If the Reference Asset is comprised of one or more ETFs, the policies of the investment advisor of such ETF concerning the calculation of the ETF’s net asset value, additions, deletions or substitutions of securities or other investments held by the Reference Asset and the manner in which changes affecting the Target Index are reflected in the Reference Asset could affect the market price per share of the Reference Asset and, therefore, the amounts payable on the notes and their market value. The amounts payable on the notes and their market value could also be affected if the investment advisor changes these policies, for example, by changing the manner in which it calculates the Reference Asset’s net asset value, or if the investment advisor discontinues or suspends calculation or publication of the Reference Asset’s net asset value, in which case it may become difficult to determine the value of your notes. If events such as these occur or if the closing price per share of the Reference Asset is not available on a valuation date, the calculation agent may determine the closing price per share of the Reference Asset on that valuation date; as a result, the calculation agent would determine the level of the Reference Asset in a manner it considers appropriate.

Time Zone Differences Between the Cities Where the Reference Asset Constituents and the ETF Trade May Create Discrepancies in Trading Levels.

As a result of the time zone difference, if applicable, between the cities where the Reference Asset Constituents trade and where the shares of the ETF trade, there may be discrepancies between the values of the Reference Asset Constituents and the market value of the notes. In addition, there may be periods when the foreign securities or commodities markets are closed for trading (for example, during holidays in a country other than the United States) that may result in the values of the Reference Asset Constituents remaining unchanged for multiple trading days in the city where the shares of the ETF trade. Conversely, there may be periods in which the applicable foreign securities or commodities markets are open, but the securities market on which the ETF trades is closed.

We and our Affiliates Generally Do Not Have any Affiliation with the Investment Advisor of an ETF and are not Responsible for its Public Disclosure of Information.

Each investment advisor of an ETF advises that ETF on various matters including matters relating to the policies, maintenance and calculations of the ETF. Unless otherwise specified in the applicable pricing supplement, we and our affiliates generally are not affiliated with the investment advisor of an ETF in any way and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding their methods or policies relating to the ETF. Except in the limited cases where we or an affiliate is the investment advisor of an ETF, the investment advisor is not involved in any offering of the notes in any way and has no obligation to consider your interests as an owner of the notes in taking any actions relating to the ETF that might affect the value of the notes.

Neither we nor any of our affiliates conducted any independent review or due diligence of any publicly available information with respect to an ETF or the investment advisor of such ETF (except to the extent that we or an affiliate is the investment advisor of such ETF). You, as investor in the notes, should make your own investigation into the ETF.

Even if the Securities Held by the ETF or Included in the ETF’s Target Index Are All Part of the Same Industry, such Securities are not Necessarily Representative of that Industry.

Even if an ETF or its Target Index purports to be representative of a particular industry, the performance of that ETF may not correlate with the performance of the entire industry as represented by the securities held by the ETF or included in the Target Index. The ETF may decline in value even if the industry as a whole rises in value. Furthermore, one or more of the Reference Asset Constituent Issuers may engage in new lines of business unrelated to the particular industry or cease to be involved in lines of business in the particular industry. The securities held by the ETF or included in the Target Index may not vary even if one or more of the issuers of such securities are no longer involved in the particular industry. The composition of the Target Index may also be changed from time to time.

If the Securities Held by the ETF or Included in the Target Index are all part of the Same Sector, There Are Risks Associated with a Sector Investment.

If the securities held by the ETF or included in the Target Index are all part of the same sector, the performance of notes linked to such ETF is dependent upon the performance of issuers of securities in a particular sector of the economy. Consequently, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the particular sector than an investment linked to a more broadly diversified asset.

Risks Relating to Commodity-Based ETFs.

The risk factors in this section will be applicable to your notes if one or more of the applicable ETFs invest in one or more commodities.

You Will Not Own the Reference Asset Constituents.

Investing in the notes is not the same as owning the applicable Reference Asset Constituents, which may be commodities or futures contracts relating to those commodities, of a commodity-based ETF. You will not have a right to receive delivery of any applicable Reference Asset Constituents. We will not invest in any of the applicable Reference Asset Constituents on behalf or for the benefit of holders of the notes.

Commodities Prices Are Highly Volatile Due to Unpredictable Factors that Affect Supply and Demand.

Several factors, many of which are beyond our control, may influence the market value of the notes. Factors that may affect supply and demand of the Reference Asset Constituents, thus, the market value of the notes include (but are not limited to):

•                  political events;

•                  weather;

•                  agriculture;

•                  disease;

•                  labor activity;

•                  technological developments;

•                  direct government activity (such as embargoes); and

•                  other supply disruptions in major producing or consuming regions of the applicable commodity.

These factors may adversely affect the performance of the applicable ETF or Reference Asset Constituents and the market value of the notes. The market value of the notes will also be affected by, among other things:

•                  the trading prices of the applicable commodities;

•                  the trading prices of the applicable commodities futures; and

•                  the volatility of the applicable commodities and commodities futures (including the frequency and magnitude of price increases and decreases in those commodities or commodities futures).

Suspension or Disruptions of Market Trading in the Commodity and Related Futures Markets May Adversely Affect the Value of Your Notes Linked to Certain ETFs.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.

Certain exchanges have regulations which limit the amount of fluctuations in futures contracts that may occur during a single trading day. These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular futures contract, no trades may be made at a different price. Limit prices may have the effect of precluding trading in a particular futures contract or forcing the liquidation of futures contracts at disadvantageous times or prices. These circumstances could affect the level of the applicable commodity-based ETFs or the Reference Asset Constituents and could therefore adversely affect the market value of the notes.

Reference Asset Constituents that Trade on Foreign Exchanges, and Baskets Containing Such Commodities and Indices Based in Part on Such Commodities May Be Subject to Additional Market Risks.

The regulations of the U.S. Commodity Futures Trading Commission (the “CFTC”) do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that may not be applicable to trading on U.S. exchanges. Those risks include (but are not limited to):

•                  varying exchange rates;

•                  varying quoting conventions or contract specifications on different exchanges;

•                  exchange controls;

•                  expropriation;

•                  burdensome or confiscatory taxation;

•                  moratoriums; and

•                  political or diplomatic events.

It may also be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the applicable commodities.

The Notes Will Not Be Regulated by the CFTC.

Unlike a direct investment in the futures contracts related to the applicable commodities, your investment in the notes does not afford you the benefits of the regulatory protections of the CFTC. You will not benefit from the CFTC’s or any other non-U.S. regulators’ regulatory protections that are afforded to persons who trade in futures contracts through a registered futures merchant or operator.

Unlike an investment in notes linked to the performance of an ETF that invests in one or more commodities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (a “CPO”). Because the notes will not be interests in a commodity pool, they will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools.

An Investment in the Notes May Be Subject to Risks Associated with the London Bullion Market Association (the “LBMA”).

The closing prices of some commodities, such as gold and silver, may be determined by reference to fixing prices reported by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA ceases operations, or if bullion trading becomes subject to a value-added tax or other tax or any other form of regulation currently not in place, the role of the LBMA price fixings as a global benchmark for the value of the relevant commodities may be adversely affected. The LBMA is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

The Bank, Through its ScotiaMocatta Division, is a Member of the LBMA.

The Bank, through its ScotiaMocatta division, is a member of the LBMA and is a price setter for certain commodities reported by the LBMA. Since ScotiaMocatta participates in the determination of fixing prices for certain commodities reported by the LBMA and the fixing prices of certain commodities may affect the value of the notes, ScotiaMocatta’s interests in participating as a price setter on the LBMA may conflict with your interests as a holder of notes.

An Investment in the Notes May Be Subject to Risks Associated with the Trading of Commodities on the London Metal Exchange (the “LME”)

The market prices of some commodities may be determined by reference to the settlement prices of contracts traded on the LME. The LME is a principals’ market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than the futures markets, and certain features of U.S. futures markets are not present in the context of LME trading. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations are occurring on a valuation date, the prices of the contracts used to determine the level of the price of the underlying commodities of the Reference Asset could be affected in a manner that adversely affects the payment at maturity.

An Investment in the Notes may be Subject to Risks Associated with the London Platinum and Palladium Market Association (the “LPPM”).

The notes may be linked to an ETF that includes a commodity (such as platinum) that is traded on the LPPM. The closing price of platinum will be determined by reference to fixing prices reported by the LPPM. The LPPM is a self-regulatory association of platinum and palladium market participants that is not a regulated entity. If the LPPM should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LPPM price fixings as a global benchmark for the value of platinum may be adversely affected. The LPPM is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LPPM trading. For example, there are no daily price limits on the LPPM which would otherwise restrict fluctuations in the prices of LPPM contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

If the Notes are Linked to an ETF that Includes a Commodities Index, Higher Future Prices of Reference Asset Constituents Relative to their Current Prices May Lead to a Decrease in the Amount Payable at Maturity.

The notes may be linked to an applicable ETF that tracks a commodities index composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held in July may specify a September expiration. As time passes, the contract expiring in September is replaced by a contract for delivery in October. This is accomplished by selling the September contract and purchasing the October contract. This process is referred to as “rolling”. Excluding other considerations, if the market for these contracts is in “backwardation”, where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the September contract would take place at a price that is higher than the price of the October contract, thereby creating a “roll yield”. Backwardation will most likely not exist at all times. Moreover, some of the commodities reflected in the commodities index may have historically exhibited “contango” markets rather than backwardation. Contango markets are those in which prices are higher in more distant delivery months than in nearer delivery months. Commodities may also fluctuate between backwardation and contango markets. The relative sale prices of the contracts with earlier and later expiration dates will depend on the commodities included in the commodities index and the markets for those commodities during the term of the notes. The presence of contango in the commodity markets could result in negative “roll yields”, which could adversely affect the level of the commodities index and, accordingly, the level of the Reference Asset and the amount payable at maturity of the notes.

If the Notes are Linked to an ETF that Includes a Commodities Index, such Index will likely Underperform a Cash Purchase of the Reference Asset Constituents, Potentially by a Significant Amount.

Because a commodities index is comprised of futures contracts, there will be a cost to “rolling” the contracts forward as the index sells the current contracts and then purchases the next month’s contracts. As the commodities included in the commodities index may have positively sloping forward curves, commonly known as “contango”, such index’s return may be reduced when the index removes less expensive contracts, and adds more expensive contracts. As a result, we expect that a commodities index may underperform a direct investment in a similarly weighted basket of index commodities over the life of the notes.

The Notes May be Linked to an ETF that Includes an Excess Return Index, and Not a Total Return Index.

The notes may be linked to an ETF that includes an excess return index and not a total return index. An excess return index reflects the returns that are potentially available through an uncollateralized investment in the contracts comprising such index. By contrast, a total return index, in addition to reflecting those returns, also reflects interest that could be earned on funds committed to the trading of the underlying futures contracts. The applicable pricing supplement will indicate whether the relevant index is an excess return index or a total return index.

Risks Relating to a Reference Asset that is or is Comprised of an ADR

The Value of the Applicable ADR May Not Accurately Track the Value of the Foreign Stocks Represented by Such ADR.

Each share of the applicable ADR will represent shares of the relevant company (an “underlying company”). The trading patterns of the ADRs will generally reflect the characteristics and valuations of the foreign stock; however, the value of the ADRs may not completely track the value of those shares. Trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADRs. For example, certain factors may increase or decrease the public float of the ADRs and, as a result, the ADRs may have less liquidity or lower market value than the foreign stock.

Adverse Trading Conditions in the Applicable Non-U.S. Market May Negatively Affect the Value of the ADR.

Holders of the underlying company’s ADRs may usually surrender the ADRs in order to receive and trade the foreign stock. This provision permits investors in the ADRs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the ADR to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the U.S. for the foreign stock that is not liquid may also result in less liquid market for the ADRs.

There are Important Differences Between the Rights of Holders of ADRs and the Rights of Holders of the Foreign Stock.

If the applicable Reference Asset is or is comprised of an ADR, you should be aware that your notes are linked to the ADR and not the foreign stock represented by such ADR, and there exist important differences between the rights of holders of an ADR and the foreign stock such ADR represents. Each ADR is a security evidenced by an American depositary receipt that represents a specified number of shares of the foreign stock. Generally, the ADRs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign stock issuer and holders of the ADRs, which may be different from the rights of holders of common stock of the foreign stock issuer. For example, the foreign stock issuer may make distributions in respect of the foreign stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and holders of the foreign stock may be significant and may materially and adversely affect the market value of your notes.

Delisting of ADRs.

If any Reference Asset is an ADR and the applicable ADR is no longer listed or admitted to trading on a U.S. securities exchange nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority (FINRA), or if the ADR facility between the issuer of the foreign stock and the ADR depositary is terminated for any reason, the price will be based on the common stock represented by the ADR. Such delisting of the ADR or termination of the ADR facility and the consequent adjustments may materially and adversely affect the value of the Reference Asset. We describe such delisting of the ADR or termination of the ADR facility and the consequent adjustments under “General Terms of the Notes—Delisting of ADRs or Termination of ADR Facility.”

Other Risk Factors Relating to the Applicable Reference Asset

The applicable pricing supplement may set forth additional risk factors as to the Reference Asset that you should review prior to purchasing the notes.

REFERENCE ASSET ISSUERS

In the applicable pricing supplement, we will provide summary information on the business of the issuers of the equity securities or on the investment advisors’ investment strategies of the ETFs constituting the Reference Asset based on their publicly available documents.

The Underlying Stocks will be registered under the Securities Act of 1933, the Securities Exchange Act of 1934 (the “Exchange Act”) and/or the Investment Company Act of 1940, each as amended. Companies with securities registered under the Exchange Act are required to periodically file financial and other information specified by the SEC. This information is filed with the SEC and can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the Reference Asset Issuers and investment advisors of the relevant ETFs with the SEC electronically is available to the public over the Internet at the SEC’s website at http://www.sec.gov. Information filed with the SEC by the Underlying Stock issuers under the Exchange Act can be located by referencing their SEC file numbers, which may be specified in the applicable pricing supplement. In addition, information about the Reference Asset Issuers and investment advisors of the relevant ETFs may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We have not independently verified the accuracy or completeness of any such information.

GENERAL TERMS OF THE NOTES

You should carefully read the description of the terms and provisions of our debt securities and our senior debt indenture under “Description of the Debt Securities We May Offer” in the accompanying prospectus.  That section, together with this product prospectus supplement, the accompanying prospectus supplement and the applicable pricing supplement, summarizes all the material terms of our senior debt indenture and your note.  They do not, however, describe every aspect of our senior debt indenture and your note.  For example, in this section entitled “General Terms of the Notes”, in the accompanying prospectus, prospectus supplement and the applicable pricing supplement, we use terms that have been given special meanings in our senior debt indenture, but we describe the meanings of only the more important of those terms.  The specific terms of any series of notes will be described in the applicable pricing supplement.  As you read this section, please remember that the specific terms of your note as described in your pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this section.  If there is any inconsistency between the terms of the notes described in the accompanying prospectus, the accompanying prospectus supplement, this product prospectus supplement, and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product prospectus supplement; third, the accompanying prospectus supplement; and last, the accompanying prospectus.

Please note that in this section entitled “General Terms of the Notes”, references to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the notes should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described in the “Summary” section above, the following general terms will apply to the notes, including your notes:

Specified Currency

Unless otherwise specified in the applicable pricing supplement, all payments, if any, on the notes will be made in U.S. dollars (“$”).

Form and Denomination

The notes will be issued only in global form through DTC. Unless otherwise specified in the applicable pricing supplement, the notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.

No Listing

Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, unless otherwise specified in the applicable pricing supplement.

Defeasance, Default Amount, Other Terms

Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

•                  the default amount will be payable on any acceleration of the maturity of your notes as described under “—Default Amount on Acceleration” below;

•                  a business day for your notes will have the meaning described under “—Special Calculation Provisions—Business Day” below; and

•                  a trading day for your notes will have the meaning described under “—Special Calculation Provisions—Trading Day” below.

Please note that the information about the issuance, issue date, issue price discounts or commissions and net proceeds to the Bank in the applicable pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Interest

Unless the applicable pricing supplement otherwise specifies, the notes will not be entitled to interest payments.

Payment at Maturity

Unless otherwise specified in the applicable pricing supplement,  the repayment at maturity will be based on the performance of the Reference Asset, subject to our credit risk as issuer of the notes, and will be calculated as follows:

Payment at Maturity in Excess of Principal Amount

If the Final Price is greater than or equal to (or, in the case of bearish notes, less than or equal to) the Initial Price, then, at maturity, you will receive an amount equal to:

Principal Amount + (Principal Amount × Percentage Change)

The Percentage Change is the difference between the Final Price and the Initial Price and is expressed as a percentage of the Initial Price. The Percentage Change may be positive or negative and will be calculated as follows:

Final Price – Initial Price
Initial Price

If your notes are bearish notes, the Percentage Change will be calculated as follows:

Initial Price –Final Price
Initial Price

(a)         Participation Rate. If the applicable pricing supplement specifies that a Participation Rate is applicable to your notes, then the payment at maturity will be calculated as follows:

Principal Amount + (Principal Amount × Percentage Change × Participation Rate)

The Participation Rate represents the extent to which your notes will participate in the upside performance (or, in the case of bearish notes, downside performance) of the Reference Asset. The Participation Rate may be less than, equal to, or greater than 100%. If the Participation Rate is less than 100%, your notes will participate in less than the full upside performance (or, in the case of bearish notes, downside performance) of the Reference Asset. If the Participation Rate is greater than 100%, your notes will participate in the upside performance (or, in the case of bearish notes, downside performance) on a leveraged basis. The Participation Rate will be specified in the applicable pricing supplement, if applicable.

If the applicable pricing supplement specifies that a cap is applicable to your notes, then the payment at maturity will not exceed the Maximum Redemption Amount set forth in the applicable pricing supplement.

(b)         Booster Coupon. If the applicable pricing supplement specifies that a Booster Coupon is applicable to your notes:

1.              If the Percentage Change is greater than the Booster Percentage, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

2.              If the Percentage Change is greater than or equal to 0% but less than or equal to the Booster Percentage, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Booster Percentage)

The Booster Percentage is a specified increase (or, in the case of bearish notes, decrease) in the level of the Reference Asset, and will be set forth in the applicable pricing supplement, if applicable.

(c)          Digital Coupon. If the applicable pricing supplement specifies that a Digital Coupon is applicable to your notes and the applicable conditions are satisfied, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Digital Coupon)

The Digital Coupon will be a percentage specified in the applicable pricing supplement.

Payment at Maturity Less than or Equal to Principal Amount

If the Final Price is less than (or, in the case of bearish notes, greater than) the Initial Price, then, at maturity, you will receive less than the Principal Amount of your notes, incurring a loss on your investment of principal. In such a case, the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

(a)         Buffer. If the applicable pricing supplement specifies that a Buffer is applicable to your notes:

1.              If the Final Price is greater than or equal to (or, in the case of bearish notes, less than or equal to) the Buffer Level, then the payment at maturity will equal the Principal Amount of your notes.

2.              If the Final Price is less than (or in the case of bearish notes, greater than) the Buffer Level, then the payment at maturity will equal:

Principal Amount + [(Principal Amount × (Percentage Change + Buffer Percentage))]

The Buffer Level is a specified level of the Reference Asset that is less than (or, in the case of bearish notes, greater than) the Initial Price. The Buffer Level will be a percentage of the Initial Price and set forth in the applicable pricing supplement, if applicable. The Buffer Percentage is a specified percentage that will be set forth in the applicable pricing supplement, if applicable. For example, if the Buffer Level is 90% of the Initial Price, the Buffer Percentage will be 10%.

(b)         Barrier. If the applicable pricing supplement specifies that a Barrier is applicable to your notes:

1.              If no Barrier Event has occurred, then the payment at maturity will equal the Principal Amount of your notes.

2.              If a Barrier Event has occurred, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

Unless otherwise specified in the applicable pricing supplement, a Barrier Event will occur if:

(i)             the Final Price is less than (or, in the case of bearish notes, greater than) the Initial Price; and

(ii)          (a)  for notes subject to Intra-Day Monitoring, at any time during the Monitoring Period, the level of the Reference Asset is less than (or, in the case of bearish notes, greater than) the Barrier Level, or

(b)         for notes subject to Close of Trading Day Monitoring, on any trading day during the Monitoring Period, the closing price of the Reference Asset is less than (or, in the case of bearish notes, greater than) the Barrier Level, or

(c)          for notes subject to Final Valuation Date Monitoring, the Final Price is less than (or, in the case of bearish notes, greater than) the Barrier Level.

The applicable pricing supplement will specify which of these three Monitoring Methods is applicable to your notes as well as the applicable Monitoring Period. If your notes are monitored by a different method, that method will be specified in the applicable pricing supplement, as well as any other provisions relating to the determination of the amount payable on your notes at maturity.

The Barrier Level is a specified level of the Reference Asset that is less than (or, in the case of bearish notes, greater than) the Initial Price. The Barrier Level will be a percentage of the Initial Price and set forth in the applicable pricing supplement, if applicable.

Determining the Level of the Reference Asset

Initial Price. The applicable pricing supplement will set forth the Initial Price of the Reference Asset. Unless otherwise specified in the applicable pricing supplement, the Initial Price of an equity security or ETF will be its closing price on the pricing date.

Final Price. Unless otherwise specified in the applicable pricing supplement, the level of an equity security or ETF on any valuation date will be its closing price on that date.

Closing Price. The closing price for any equity security or ETF on any day will equal the closing sale price or last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), for that security, on a per-share basis:

•                  on the principal national securities exchange on which that security is listed for trading on that day, or

•                  if that security is not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of that security.

If the security is not listed or traded as described above, then its closing price on any day will be the average, as determined by the calculation agent, of the bid prices for that security obtained from as many dealers in that security selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Valuation Date

Unless otherwise specified in the applicable pricing supplement, the valuation date (if there is only one valuation date applicable to the notes) or the valuation dates and final valuation date (if there is more than one valuation date applicable to the notes) will be specified in the applicable pricing supplement. If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date applicable to the notes, the Final Price will be determined according to the calculation in “—Market Disruption Events” below.

Maturity Date

Unless otherwise specified in the applicable pricing supplement, the maturity date will be specified in the applicable pricing supplement, unless that date is not a business day, in which case the maturity date will be the next following business day. The maturity date will be postponed by the same number of trading days as the valuation date or the final valuation date, as applicable, if a market disruption event occurs or is continuing as described above. If the applicable pricing supplement specifies potential interest payments, no interest will accrue past the originally scheduled maturity date specified in the applicable pricing supplement.

Unavailability of the Closing Price of the Reference Asset on a Valuation Date

If a Reference Asset is withdrawn from the principal national securities exchange on which that Reference Asset is listed for trading and that Reference Asset is not listed on any national exchange, or trading on that Reference Asset is terminated on or prior to any valuation date, and the calculation agent does not take any of the actions specified below, then the closing price for that security on that date will be determined by the calculation agent. In determining the closing price for that security on that date, the calculation agent may consider any relevant information, including, without limitation, information consisting of relevant market data in the relevant market supplied by one or more third parties or internal sources including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market.

Adjustments to an ETF

If an ETF is de-listed from the relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute an ETF that the calculation agent determines is comparable to the discontinued fund (such fund being referred to herein as a “successor ETF”). If the ETF (or a successor ETF) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing price of one share of the ETF by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that of the ETF immediately prior to such applicable de-listing, liquidation or termination. If a successor ETF is selected or the calculation agent calculates the closing price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the ETF, that successor ETF or computation methodology will be substituted for the ETF (or such successor ETF) for all purposes of the notes.

If the calculation agent determines that no substitute ETF comparable to the original ETF, or no appropriate computation methodology exists, then the calculation agent will deem the closing price of the original ETF on the trading day immediately prior to its de-listing, liquidation or other termination to be the closing price of the original ETF on every remaining trading day to, and including, the final valuation date.

The calculation agent also may determine that no adjustment is required under this subsection by the modification of the method of calculation.

The calculation agent will be solely responsible for the method of calculating the closing price of one share of the ETF (or any successor ETF) and of any related determinations and calculations, and its related determinations and calculations will be conclusive in the absence of manifest error.

Adjustments Relating to Notes Linked to a Basket

If the calculation agent substitutes a successor equity security or ETF, or otherwise affects or modifies a Basket Component, then the calculation agent will make those calculations and adjustments as, in judgment of the calculation agent, may be necessary in order to arrive at a basket comparable to the original Basket (including, without limitation, changing the percentage weights of the Basket Components), as if those changes or modifications had not been made, and will calculate the payment at maturity with reference to that basket or the successor basket (as described below), as adjusted.

In this event, the calculation agent will provide written notice to the trustee of these calculations and adjustments, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

In the event of the adjustment described above, the newly composed basket is referred to in this section as the “successor basket” and will be used as a substitute for the original Basket for all purposes.

If the calculation agent determines that the available successor basket or basket components as described above do not fairly represent the value of the original Basket or Basket Components, as the case may be, then the calculation agent will determine the level of the applicable Basket Components or the Basket level for any valuation date as described under “—Unavailability of the Level of the Reference Asset on a Valuation Date”.

Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchanges or markets in any Basket Component may adversely affect the market value of the notes.

Market Disruption Events

If the Final Price will be determined on a single valuation date and a market disruption event occurs or is continuing on that date, the Final Price will equal the closing price of the Reference Asset on the first trading day following the valuation date on which the calculation agent determines that a market disruption event is not continuing. If a market disruption event occurs or is continuing on each trading day to and including the seventh trading day following the valuation date, the Final Price will be determined (or, if not determinable, estimated by the calculation agent) by the calculation agent on that seventh trading day, regardless of the occurrence or continuation of a market disruption event on that day. In such an event, the calculation agent will make an estimate of the Final Price that would have prevailed in the absence of the market disruption event.

If the Final Price will be determined over more than one valuation date and a market disruption event occurs or is continuing on any scheduled valuation date other than the final valuation date, the level of the Reference Asset for that valuation date will equal the closing price of the Reference Asset on the next scheduled valuation date. For example, if a market disruption event occurs or is continuing on the first and second scheduled valuation dates, but not on the third scheduled valuation date, then the closing price of the Reference Asset on the third scheduled valuation date will also be deemed to be the closing price of the Reference Asset on the first and second scheduled valuation dates. If no further scheduled valuation dates occur after a valuation date on which a market disruption event occurs or is continuing or if a market disruption event occurs or is continuing on the final valuation date, then the closing price of the Reference Asset for that valuation date will be determined (or, if not determinable, estimated by the calculation agent) by the calculation agent on that final valuation date, regardless of the occurrence or continuation of a market disruption event on that day. In such an event, the calculation agent will make an estimate of the closing price of the Reference Asset that would have prevailed in the absence of the market disruption event.

If the Reference Asset of your notes is a Basket and one or more, but not all, of the Basket Components is affected by a market disruption event that occurs or is continuing on a date where the Final Price will be determined (whether the valuation date is a single valuation date or more than one valuation date), the valuation date with respect to each Basket Component that is affected by a market disruption event (each a “Disrupted Basket Component”) may be postponed (and not any Basket Component unaffected by such market disruption event), and thus the determination of the Final Price may be delayed. If such postponement occurs, the closing price for the Disrupted Basket Component may be determined by the calculation agent by reference to the closing price of the Disrupted Basket Component on the first trading day on which no market disruption event has occurred or is continuing for such Basket Component, as determined by the calculation agent. In no event, however, will a valuation date with respect to a Disrupted Basket Component be postponed by more than seven trading days. Moreover, if the valuation date of a Disrupted Basket Component is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the valuation date for the Disrupted Basket Component, and the calculation agent will determine the applicable closing price of the Disrupted Basket Component as described in more detail in “General Terms of the Notes” herein. A market disruption event for a particular Basket Component will not necessarily be a market disruption event for another Basket Component. For the avoidance of doubt, if, on the originally scheduled valuation date, no market disruption event with respect to a particular Basket Component occurs or is continuing, then the determination of the closing price for such Basket Component will be made on the originally scheduled valuation date, irrespective of the occurrence of a market disruption event with respect to one or more of the other Basket Components.

A market disruption event means any event, circumstance or cause which the calculation agent determines is material and includes, but is not limited to, the following events to the extent that they have such effect with respect to any Reference Asset:

•                  a suspension, absence or limitation of trading in (i) that Reference Asset or, with respect to an ETF, the constituents which then comprise 20% or more, by weight, of the Reference Asset or its Target Index for more than two hours of trading or during the one-half hour before close of trading, in its primary market or (ii) futures or options contracts relating to that Reference Asset or, with respect to an ETF, the constituents which then comprise 20% or more, by weight, of the Reference Asset or its Target Index, in the primary market for those contracts;

•                  any event that disrupts or impairs the ability of market participants to (i) effect transactions in, or obtain market values for, the Reference Asset in its primary market, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to the Reference Asset in its primary market;

•                  the closure on any day of the primary market for that Reference Asset on a trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such trading day for such primary market;

•                  any trading day on which (i) the primary market for that Reference Asset or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on that Reference Asset are traded, fails to open for trading during its regular trading session; or

•                  any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this product prospectus supplement.

Anti-Dilution Adjustments Relating to Equity Securities or a Reference Asset that is an ETF

The Initial Price, Buffer Level and Barrier Level, as applicable, will be specified in the applicable pricing supplement. The calculation agent will adjust the Initial Price, Buffer Level and Barrier Level, as applicable, if any of the dilution events described below occurs with respect to the Reference Asset. If your notes are linked to a Basket of equity securities or ETFs, the terms of your notes will be adjusted as deemed necessary by the calculation agent to equitably reflect the provisions set forth in this section; for example, depending upon the terms of your notes, only the Initial Price of the relevant equity security or ETF may require adjustment, and only the relevant security would be replaced in the applicable Basket if so provided under “—Valuation of Distribution Property” and “—Substitution”, below.

The calculation agent will adjust the Initial Price, Buffer Level and Barrier Level, as applicable, as described below, but only if an event below under this section occurs with respect to the Reference Asset and only if the relevant event occurs during the period described under the applicable subsection. The Initial Price, Buffer Level and Barrier

Level, as applicable, will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect the Reference Asset.

If more than one anti-dilution event requiring adjustment occurs with respect to the Initial Price, Buffer Level and Barrier Level, as applicable, the calculation agent will adjust that Initial Price, Buffer Level and Barrier Level, as applicable, for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Therefore, having adjusted the Initial Price, Buffer Level and Barrier Level, as applicable, for the first event, the calculation agent will adjust the Initial Price, Buffer Level and Barrier Level, as applicable, for the second event, applying the required adjustment to the Initial Price, Buffer Level and Barrier Level, as applicable, as already adjusted for the first event, and so on for each event. If an event requiring an anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to your note, that results solely from that event. The calculation agent may modify the anti-dilution adjustments as necessary to ensure an equitable result.

Stock Splits and Stock Dividends

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock split or stock dividend.

If the Reference Asset is subject to a stock split or receives a stock dividend, then the calculation agent will adjust the Initial Price, Buffer Level and Barrier Level, as applicable, by dividing the applicable prior Initial Price, Buffer Level and Barrier Level—that is, the applicable Initial Price, Buffer Level, and Barrier Level before the stock split or stock dividend—by the number equal to: (1) the number of shares of the Reference Asset outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of the Reference Asset outstanding immediately before the stock split or stock dividend becomes effective. The Initial Price, Buffer Level and Barrier Level, as applicable, will not be adjusted, however, unless:

•                  in the case of a stock split, the first day on which the Reference Asset trades without the right to receive the stock split occurs after the pricing date and on or before the applicable valuation date; or

•                  in the case of a stock dividend, the ex-dividend date occurs after the pricing date and on or before the applicable valuation date.

The ex-dividend date for any dividend or other distribution with respect to the Reference Asset is the first day on which the Reference Asset trades without the right to receive that dividend or other distribution.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If the Reference Asset is subject to a reverse stock split, then the calculation agent will adjust the Initial Price, Buffer Level and Barrier Level, as applicable, by multiplying the applicable prior Initial Price, Buffer Level and Barrier Level by a number equal to: (1) the number of shares of the Reference Asset outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of the Reference Asset outstanding immediately after the reverse stock split becomes effective. The Initial Price, Buffer Level and Barrier Level, as applicable, will not be adjusted, however, unless the reverse stock split becomes effective after the pricing date and on or before the applicable valuation date.

Extraordinary Dividends

Any distribution or dividend on the Reference Asset determined by the calculation agent to be a distribution or dividend that is not in the ordinary course of the issuer’s historical dividend practices will be deemed to be an extraordinary dividend. The calculation agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.

If any extraordinary dividend occurs with respect to the Reference Asset, the calculation agent will adjust the Initial Price, Buffer Level and Barrier Level, as applicable, to equal the product of: (1) the applicable prior Initial Price, Buffer Level and Barrier Level, times (2) a fraction, the numerator of which is the amount by which the closing price of the Reference Asset on the business day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the closing price of the Reference Asset on the business day before the ex-dividend date. The Initial Price, Buffer Level and Barrier Level, as applicable, will not be adjusted, however, unless the ex-dividend date occurs after the pricing date and on or before the applicable valuation date.

The extraordinary dividend amount with respect to an extraordinary dividend for the Reference Asset equals:

•                  for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the Reference Asset minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the Reference Asset; or

•                  for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on the Reference Asset that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the Initial Price, Buffer Level and Barrier Level, as applicable, only as described under “—Stock Splits and Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the Reference Asset Issuer issues transferable rights or warrants to all holders of the Reference Asset to subscribe for or purchase the Reference Asset at an exercise price per share that is less than the closing price of the Reference Asset on the business day before the ex-dividend date for the issuance, then the Initial Price, Buffer Level and Barrier Level, as applicable, will be adjusted by multiplying the applicable prior Initial Price, Buffer Level and Barrier Level by the following fraction:

•                  the numerator will be the number of shares of the Reference Asset outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Reference Asset that the aggregate offering price of the total number of shares of the Reference Asset so offered for subscription or purchase pursuant to the transferable rights or warrants could purchase at the closing price on the business day before the ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the business day before that ex-dividend date.

•                  the denominator will be the number of shares of the Reference Asset outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Reference Asset offered for subscription or purchase under those transferable rights or warrants.

The Initial Price, Buffer Level and Barrier Level, as applicable, will not be adjusted, however, unless the ex-dividend date described above occurs after the pricing date and on or before the applicable valuation date.

Reorganization Events

If the issuer of the Reference Asset undergoes a reorganization event in which property other than the Reference Asset — e.g., cash and securities of another issuer — is distributed in respect of the Reference Asset, then, for purposes of calculating the level of the Reference Asset, the calculation agent will determine the closing price of the Reference Asset on the applicable valuation date to equal the value of the cash, securities and other property distributed in respect of one share of the Reference Asset.

If the calculation agent determines that, by valuing such cash, securities and other property, a commercially reasonable result is not achieved, then the calculation agent will substitute another stock for that Reference Asset.

Each of the following is a reorganization event with respect to the Reference Asset:

•                  the Reference Asset is reclassified or changed;

•                  the issuer of the Reference Asset, or any surviving entity or subsequent surviving entity of the issuer of the Reference Asset (a “Successor Entity”) has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding stock is exchanged for or converted into other property;

•                  a statutory share exchange of the issuer of the Reference Asset or any Successor Entity involving the outstanding stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

•                  the issuer of the Reference Asset sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•                  the issuer of the Reference Asset effects a spin-off—that is, issues to all holders of the Reference Asset equity securities of another issuer, other than as part of an event described in the four bullet points above;

•                  the issuer of the Reference Asset is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

•                  another entity completes a tender or exchange offer for all of the outstanding stock of the issuer of the Reference Asset.

Valuation of Distribution Property

If a reorganization event occurs with respect to the Reference Asset, and the calculation agent does not substitute another stock for the Reference Asset as described in “—Substitution” below, then the calculation agent will determine the applicable closing price on each valuation date so as to equal the value of the property—whether it be cash, securities or other property—distributed in the reorganization event in respect of one share of the Reference Asset, as the Reference Asset existed before the date of the reorganization. We refer to the property distributed in a reorganization event as distribution property, a term we describe in more detail below. The calculation agent will not make any determination for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the pricing date and on or before the applicable valuation date.

For the purpose of making a determination required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security, the calculation agent will use the closing price for the security on the relevant date. The calculation agent may value other types of property in any manner it determines to be appropriate. If a holder of the Reference Asset may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent.

If a reorganization event occurs and the calculation agent adjusts the closing price of the Reference Asset on a valuation date to equal the value of the distribution property distributed in the event, as described above, the calculation agent will make further determinations for later events that affect the distribution property considered in determining the closing price. The calculation agent will do so to the same extent that it would make determinations if the Reference Asset were outstanding and were affected by the same kinds of events.

For example, if the issuer of the Reference Asset merges into another company and each share of the Reference Asset is converted into the right to receive two common shares of the surviving company and a specified amount of cash, then on each valuation date the closing price of a share of the Reference Asset will be determined to equal the value of the two common shares of the surviving company plus the specified amount of cash. The calculation agent will further determine the common share component of such closing price to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in “—Anti-Dilution Adjustments Relating to Equity Securities or a Reference Asset that is an ETF” or as described above in this “—Reorganization Events” section as if the common shares were the Reference Asset. In that event, the cash component will not be redetermined but will continue to be a component of the closing price.

When we refer to distribution property, we mean the cash, securities and other property distributed in a reorganization event in respect of the Reference Asset or in respect of whatever securities whose value determines the closing price on a valuation date if any adjustment resulting from a reorganization event has been made in respect of a prior event. In the case of a spin-off, the distribution property also includes the Reference Asset in respect of which the distribution is made.

If a reorganization event occurs, the distribution property distributed in the event will be substituted for the Reference Asset as described above. Consequently, in this product prospectus supplement, when we refer to the Reference Asset, we mean any distribution property that is distributed in a reorganization event in respect of the Reference Asset. Similarly, when we refer to the issuer of the Reference Asset, we mean any successor entity in a reorganization event.

Substitution

If the calculation agent determines that a commercially reasonable result is not achieved by valuing distribution property with respect to the Reference Asset upon becoming subject to a reorganization event, then the calculation agent will substitute another stock for the Reference Asset. In such case, the adjustments described above in “—Valuation of Distribution Property” will not apply.

If the calculation agent so determines, it may choose the stock of a different company listed on a national securities exchange or quotation system as a substitute for the Reference Asset. For all purposes, the substitute stock will be deemed to be a stock for purposes hereof.

The calculation agent will determine the Initial Price, Buffer Level, Barrier Level and/or the manner of valuation of the substitute stock. The calculation agent will have the right to make such adjustments to the calculation of the individual stock performance as it determines are necessary to preserve as nearly as possible our and your relative economic position prior to the reorganization event.

Delisting of ADRs or Termination of ADR Facility

If an ADR serving as the applicable Reference Asset is no longer listed or admitted to trading on a U.S. securities exchange nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority (FINRA), or if the ADR facility between the issuer of the underlying common shares and the ADR depositary is terminated for any reason, then, on and after the date such ADR is no longer so listed or admitted to trading or the date of such termination, as applicable, the underlying ADR stock will be deemed to be the applicable Reference Asset. The price of the Reference Asset will be expressed in U.S. dollars, converted using an applicable exchange rate determined by the Calculation Agent.

Other Events

The calculation agent is empowered to make such adjustments to the terms of the notes for other events not described above.

Payment of Additional Amounts

We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the notes, we will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

However, no Additional Amounts will be payable with respect to a payment made to a holder of a note, which we refer to as an “Excluded Holder”, in respect of a beneficial owner:

(i)             with which we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(ii)          which is subject to such taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the notes, the holding of notes or the receipt of payments thereunder;

(iii)       which presents such note for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting a note for payment on the last day of such 30 day period); for this purpose, the “relevant date” in relation to any payments on any note means:

(a)         the due date for payment thereof, or

(b)         if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the notes in accordance with the indenture; or

(iv)      who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the notes at maturity.

We will also make such withholding or deduction in respect of taxes and remit the full amount deducted or withheld to the relevant Canadian authority in accordance with applicable law. We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee. We will indemnify and hold harmless each holder of notes (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes, and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any taxes on such holder’s net income or capital.

For additional information, see the section entitled “Supplemental Discussion of Canadian Tax Consequences”.

Default Amount on Acceleration

Unless otherwise specified in the applicable pricing supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable on the notes upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable as described under the caption “— Payment at Maturity,” calculated as if the date of acceleration were the final valuation date.

If the maturity of the notes is accelerated because of an event of default, we will, or will cause the calculation agent to, provide written notice to the trustee at its Golden, Colorado office, on which notice the trustee may conclusively rely, and to the depositary, of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modified Business Day

As described in the accompanying prospectus supplement, any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your note, however, the term business day may have a different meaning than it does for other senior notes. We discuss this term under “—Special Calculation Provisions” below.

Role of Calculation Agent

The calculation agent will make all determinations regarding the level of the Reference Asset, modified business days, market disruption events, the default amount, and the amount payable on your notes. All determinations made by the calculation agent shall be made in its sole discretion and, absent manifest error, will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations or confirmations by the calculation agent.

Our affiliate, Scotia Capital Inc., is currently serving as the calculation agent for the notes, unless otherwise specified in the applicable pricing supplement. We may change the calculation agent for your notes at any time without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to the Bank.

Special Calculation Provisions

Business Day

When we refer to a business day with respect to your notes, we mean a day that is a business day of the kind described in the accompanying prospectus supplement, unless otherwise specified in the applicable pricing supplement. If the applicable pricing supplement specifies a different meaning for the term business day, we will use that modified definition in determining each applicable payment date as well as the maturity date for your notes, all as described in this product prospectus supplement.

Trading Day

When we refer to a trading day with respect to your notes, we mean a day on which the principal trading market for the Reference Asset or Basket Component is scheduled to be open for trading, unless otherwise specified in the applicable pricing supplement.

HYPOTHETICAL RETURNS ON YOUR NOTES

The applicable pricing supplement may include a table or chart showing hypothetical amounts that could be delivered for your notes at maturity, based on a range of hypothetical levels of the Reference Asset and on various key assumptions shown in the applicable pricing supplement.

Any table or chart showing hypothetical amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical levels of the Reference Asset on any valuation date, as calculated in the manner described in the applicable pricing supplement and assuming all other variables remained constant. The hypothetical amounts listed in the applicable pricing supplement will be entirely hypothetical. They will be based on levels of the Reference Asset that may not be achieved on the relevant valuation date and on assumptions that may prove to be erroneous.

As calculated in the applicable pricing supplement, the hypothetical amounts payable on your notes at maturity may bear little or no relationship to the actual market value of your notes on that date or at any other time, including any time you might wish to sell your notes. In addition, you should not view the hypothetical amounts as an indication of the possible financial return on an investment in your notes, since the financial return will be affected by various factors, including taxes, that the hypothetical information does not take into account. Moreover, whatever the financial return on your notes might be, it may bear little relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the Reference Asset.

We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under “Additional Risk Factors Specific to the Notes” above.

We cannot predict the levels of the Reference Asset or, therefore, the payment at maturity. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the amount that will be paid in respect of your notes at maturity, nor should it be viewed as an indication of the financial return on your notes or of how that return might compare to the financial return on an investment directly in the Reference Asset.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus supplement under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

In anticipation of the sale of the notes, we or our affiliates expect, but are not required to, enter into hedging transactions involving purchases of securities, commodities, indices or other assets included in or linked to the Reference Asset and/or listed and/or over-the-counter derivative instruments linked to the Reference Asset prior to or on the pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

•                  acquire or dispose of the Reference Asset or the Reference Asset Constituents;

•                  acquire or dispose of long or short positions in listed or over-the-counter derivative instruments based on the level of the Reference Asset or the Reference Asset Constituents; or

•                  any combination of the above two.

We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those similar securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the instruments described above.

The hedging activity discussed above may adversely affect the market value of the notes from time to time. See “Additional Risk Factors Specific to the Notes— Trading and Other Transactions by the Bank, the Agents or our or their Affiliates in the Reference Asset or the Reference Asset Constituents, Futures, Options, Exchange-Traded Funds or Other Derivative Products May Adversely Affect the Market Value of the Notes” and “—The Business Activities of the Bank, the Agents or our or their Affiliates May Create Conflicts of Interest” in this product prospectus supplement for a discussion of these adverse effects.

HISTORICAL REFERENCE ASSET LEVEL INFORMATION

We may provide historical level information on the Reference Asset or applicable Basket Components in the applicable pricing supplement. You should not take any of those historical levels as an indication of the future performance. We cannot give you any assurance that the level of the Reference Asset or Basket Components will not decrease (or, in the case of bearish notes, increase), thus causing you to receive an amount that is less, and possibly significantly less, than the Principal Amount of your notes at maturity, and you could lose all of your investment.

SUPPLEMENTAL DISCUSSION OF CANADIAN TAX CONSEQUENCES

In the opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel to the Bank, the following is a summary of the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires, as a beneficial owner, notes, including entitlement to all payments thereunder, pursuant to the initial offering by the Bank made in connection with the original issuance of notes and who, at all relevant times, for purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Act”) is not, and is not deemed to be, resident in Canada, deals at arm’s length with the Bank and any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of notes, does not use or hold notes in a business carried on in Canada, and is not a “specified non-resident shareholder” of the Bank for purposes of the Act or a non-resident person not dealing at arm’s length with a “specified shareholder” (as defined in subsection 18(5) of the Act) of the Bank (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer carrying on an insurance business in Canada and elsewhere.

This summary is based upon the current provisions of the Act and an understanding of the current administrative policies and assessing practices of the CRA published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposals”) and assumes that all Proposals will be enacted in the form proposed. However, no assurances can be given that the Proposals will be enacted as proposed, or at all. This summary does not otherwise take into account any changes in law or administrative practices or assessing policies, whether by legislative, administrative or judicial action, nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary assumes that no interest paid on the notes will be in respect of a debt or other obligation to pay an amount to a person with whom the Bank does not deal at arm’s length, within the meaning of the Act.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers should consult their own tax advisors with regard to their own particular circumstances.

Interest paid or credited or deemed for purposes of the Act to be paid or credited on a note (including any amount paid at maturity in excess of the Principal Amount and interest deemed to be paid on the note in certain cases involving the assignment, deemed assignment or other transfer of a note to the Bank or any other resident or deemed resident of Canada) to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax unless any portion of such interest is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation (“Participating Debt Interest”) subject to certain exceptions. Unless otherwise specified in the applicable pricing supplement, no portion of the interest paid or credited or deemed to be paid or credited on a note will be Participating Debt Interest. Any conclusion that interest paid or credited or deemed to be paid or credited on a note will not be Participating Debt Interest will be based in part on the published administrative position of the CRA.

No other Canadian federal taxes on income or gains will be payable by a Non-Resident Holder on interest or principal, or on proceeds received by a Non-Resident Holder on the disposition of an note, including on a redemption, payment on maturity, repurchase or purchase for cancellation.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The U.S. federal income tax consequences of your investment in the notes are uncertain. The following is a general description of certain material U.S. federal income tax considerations relating to the notes. It does not purport to be a complete analysis of all tax consequences relating to the notes. In addition, the discussion below assumes that an investor in the notes will be subject to a significant risk that it will lose a significant amount of its investment in the notes.  If an investor in the notes is not subject to a significant risk that it will lose a significant amount of its investment in the notes, the federal income tax treatment of that note may differ substantially from that described in the discussion below and such treatment will be described in the applicable pricing supplement.  The discussion below also assumes that the notes will not provide for the payment of a coupon.  If the notes provide for the payment of a coupon, the federal income tax treatment of the coupon will be described in the applicable pricing supplement. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this product prospectus supplement and is subject to any change in law that may take effect after such date.

For additional information, see “Certain Income Tax Consequences—Certain United States Income Tax Considerations” in the accompanying prospectus supplement and “United States Taxation” in the accompanying prospectus. The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement and the accompanying prospectus.

The applicable pricing supplement may contain a further discussion of the special federal income tax consequences applicable to certain notes. The summary of the federal income tax considerations contained in the applicable pricing supplement supersedes the following summary to the extent it is inconsistent therewith.

This discussion applies to you only if you acquire your notes upon initial issuance and hold your notes as capital assets for U.S. federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢ a dealer in securities or currencies,

➢ a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

➢ a financial institution or a bank,

➢ a regulated investment company (a “RIC”) or a REIT or a common trust fund,

➢ a life insurance company,

➢ a tax-exempt organization or an investor holding the notes in a tax-advantaged account (such as an “Individual Retirement Account” or “Roth IRA”), as defined in Section 408 or 408A of the Code, respectively,

➢ a person that owns notes as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the notes or a “wash sale” with respect to the notes or the Reference Asset, or

➢ a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, its legislative history, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product prospectus supplement, and changes to any of which subsequent to the date of this product prospectus supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a note, you should consult your tax advisor concerning the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a note and you are: (i) a citizen or resident of the U.S., (ii) a domestic corporation or other entity taxable as a corporation, created or organized in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust.

An individual may, subject to certain exceptions, be deemed to be a resident of the U.S. by reason of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of your investment in the notes (and having agreed to the required tax treatment of your notes described below and as to the application of state, local or other tax laws (including non-U.S. tax law) to your investment in your notes and the possible effects of changes in federal or other tax laws.

Unless otherwise specified in the applicable pricing supplement, we expect our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that it would be reasonable to treat your notes as a pre-paid derivative contract with respect to the Reference Asset or Basket and the terms of the notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the notes for all tax purposes in accordance with such characterization. If the notes are so treated, subject to the discussion below of the “constructive ownership” rules, you should generally not accrue any income with respect to the notes during the term of the notes.  However, it is possible that the IRS could assert that any positive adjustments attributable to dividends on the Reference Asset should be included as ordinary income at the time of adjustment; therefore, you could have ordinary income without cash in respect of such dividend adjustments.  Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of such adjustment. You should generally recognize capital gain or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the notes. In general, your tax basis in your notes will be equal to the amount you paid for your notes. Subject to the discussion below of the “constructive ownership” rules, such recognized gain or loss should generally be long-term capital gain or loss if you have held your notes for more than one year (otherwise, such gain or loss would be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

It is possible that the IRS could assert that your holding period in respect of your notes should end on the date on which the amount you are entitled to receive upon maturity of your notes is determined, even though you will not receive any amounts from the issuer in respect of your notes prior to the maturity of your notes. In such case, you may be treated as having a holding period in respect of your notes ending prior to the maturity date for your notes, and such holding period may be treated as less than one year even if you receive cash on the maturity date of your notes at a time that is more than one year after the beginning of your holding period.

Section 1260

If a note references a Reference Asset that is treated as equity in a RIC, certain trusts, certain ETFs, a REIT, a PFIC, a partnership, or other “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the “constructive ownership transaction” rules of Section 1260 of the Code may apply, in which case the tax consequences of sale, exchange, redemption or maturity of the notes could be affected materially and adversely. Under the “constructive ownership” rules, if an investment in the notes is treated as a “constructive ownership transaction”, any long-term capital gain recognized by a U.S. holder in respect of such notes will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any “Excess Gain” to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange, redemption or maturity of the note (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange, redemption or maturity of the note). In the case of notes referencing a gold or silver ETF, if Section 1260 were to apply to your notes any long-term capital gain that you recognize with respect to your notes that is not recharacterized as ordinary income would be subject to tax at a special 28% maximum rate that is applicable to “collectibles”. There exists a risk that an investment in notes that are linked to shares of a RIC, ETF, PFIC, REIT or other “pass-thru” entity or to a Basket that contains shares of a RIC, ETF, PFIC, REIT or other “pass-thru entity” could be treated as a “constructive ownership transaction”. Furthermore, depending on the precise terms of a particular offering of notes that reference such a “pass-thru entity”, the risk may be substantial that such notes would be treated as a “constructive ownership transaction”, and that all or a portion of any long-term capital gain recognized with respect to such notes could be recharacterized as ordinary income and subject to an interest charge (or, in the case of a gold or silver ETF, subject to a special 28% maximum rate that is applicable to “collectibles”).

If such treatment applies, it is not clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a note would be recharacterized as ordinary income and subject to the interest charge described above, in part, because it is not clear how the “net underlying long-term capital gain” would be computed in respect of a note. Under Section 1260, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying “pass-thru entity” at the inception of the constructive ownership transaction and selling on the date the constructive ownership transaction is closed out (i.e. at maturity or earlier disposition). It is possible that because the U.S. holder does not share in distributions made on the Reference Asset, these distributions could be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the Reference Asset directly and that the application of constructive ownership rules may not recharacterize adversely a significant portion of the long-term capital gain you may recognize with respect to the notes. However, it is also possible that all or a portion of your gain with respect to the notes could be treated as “Excess Gain” if, for example, where an ETF is the sole Reference Asset, the “net underlying long-term capital gain” could equal the amount of long-term capital gain a U.S. holder would have recognized if on the issue date of the notes the holder had invested the Principal Amount of the notes in shares of the ETF and sold those shares for their fair market value on the date the notes are sold, exchanged or retired. In addition, all or a portion of your gain recognized with respect to the notes could be “Excess Gain” if you purchase the notes for an amount that is less than the Principal Amount of the notes or if the return on the notes is adjusted to take into account any extraordinary dividends that are paid on the shares of the Reference Asset. Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. Accordingly, it is possible that all or a portion of any gain on the sale or settlement of a note after one year could be treated as “Excess Gain” from a “constructive ownership transaction”, which gain would be recharacterized as ordinary income, and subject to an interest charge (or, in the case of a gold or silver ETF, subject to the tax rate applicable to “collectibles”). Because the application of the constructive ownership rules to the notes is unclear, you are urged to consult your tax advisors regarding the potential application of the “constructive ownership” rules to an investment in the notes.

Section 1297

We will not attempt to ascertain whether a Reference Asset or a Reference Asset Constituent would be treated as a PFIC within the meaning of section 1297 of the Code.  In general, if a U.S. taxpayer holds an interest in a PFIC, such U.S. taxpayer is required to report any gain on disposition of an interest in such PFIC as ordinary income, rather than as capital gain, and the taxpayer is subject to tax on such gain in the year such gain is recognized at the highest ordinary income tax rate and for a non-deductible interest charge at the federal underpayment rate as if the gain had been earned ratably over each day in such taxpayer’s holding period and such tax liabilities had been due with respect to each prior year in the taxpayer’s holding periods. In the event that the notes reference any PFIC or an ETF (or a basket of ETFs) that owns any shares in a PFIC, the application of the PFIC rules to the notes would be unclear, and it is possible that U.S. holders of notes could be subject to the PFIC rules to the extent that the notes directly or indirectly references shares in one or more PFICs.  Accordingly, you should consult your tax advisor regarding the potential application of the PFIC rules to an investment in the notes.

Alternative Treatments

Because of the absence of authority regarding the appropriate tax characterization of your notes, it is possible that the IRS could seek to characterize your notes in a manner that results in tax consequences to you that are materially different from those described above and could adversely affect the timing and/or character of income or loss with respect to the notes. The IRS has released a notice that may affect the taxation of holders of the notes. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, we intend to treat your notes for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as the IRS and the Treasury Department determine that some other treatment is more appropriate.

Contingent Payment Debt Instrument. If the notes have a term greater than one year, it is possible that the notes could be treated as a debt instrument subject to the special tax rules governing contingent payment debt instruments. If the notes are so treated, you would be required to accrue interest income over the term of your notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your notes. You would recognize gain or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes would be equal to the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes. Any gain you recognize upon the sale, exchange, redemption or maturity of your notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your notes, and thereafter, would be capital loss.

Contingent Short-Term Debt Instrument. Similarly, if the notes have a term of one year or less, it is possible that the notes could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Other Alternative Treatments. The IRS could also possibly assert that (i) you should be treated as owning the Reference Asset, any Basket Component or any Reference Asset Constituent, (ii) any gain or loss that you recognize upon the sale, exchange, redemption or maturity of the notes should be treated as ordinary gain or loss or short-term capital gain or loss, (iii) you should be required to accrue interest income over the term of your notes, (iv) you should be required to include in ordinary income an amount equal to any increase in the Reference Asset, any Basket Component or any Reference Asset Constituent that is attributable to ordinary income that is realized in respect of the Reference Asset, any Basket Component or any Reference Asset Constituent, such as interest, dividends or net-rental income or (v) you should be required to recognize taxable gain upon a rollover, rebalancing or change, if any, of any Reference Asset Constituent. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

In The Case of Bearish Notes. The IRS could also possibly assert that you should be treated as entering into a short sale of the Reference Asset or any Reference Asset Constituent, in which case any gain or loss on such short sale could be short-term, regardless of the holding period of the notes. It is also possible that the IRS might assert that any gain or loss that you recognize on sale, exchange, redemption or maturity of the notes should be ordinary income or you should recognize gain or loss upon any change or rebalancing of the Reference Asset Constituents.

Medicare Tax on Net Investment Income

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the notes, to the extent of their net investment income that when added to their other modified adjusted gross income or undistributed net investment income (as the case may be), that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return, or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets

U.S. holders may be subject to reporting obligations with respect to their notes if they do not hold their notes in an account maintained by a financial institution and the aggregate value of their notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds $50,000. Significant penalties can apply if a U.S. holder is required to disclose its notes and fails to do so.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the notes or a sale of the notes generally should not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the notes or a sale of the notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes.

Backup Withholding and Information Reporting

The proceeds received from a sale, exchange, redemption or maturity of the notes will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed and fully completed applicable IRS Form W-8, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders

Subject to the discussion below with respect to Section 871(m) of the Code and FATCA, we currently do not intend to withhold with respect to positive adjustments attributable to dividends on the Reference Asset, to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8.  Additionally, if you are a non-U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your notes or to generally applicable information reporting and backup withholding requirements with respect to payments on your notes if you comply with the above -specified requirements.  However, it is possible that the IRS could assert that such amounts are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such amounts (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding.

In general, gain realized on the sale, exchange, redemption or maturity of the notes by a non-U.S. holder will not be subject to federal income tax, unless:

➢ the gain with respect to the notes is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S.; or

➢ the non-U.S. holder is a nonresident alien individual who holds the notes as a capital asset and is present in the U.S. for more than 182 days in the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the U.S.

If the gain realized on the sale, exchange, redemption or maturity of the notes by the non-U.S. holder is described in either of the two preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

Section 897. We will not attempt to ascertain whether any Reference Asset Issuer or any Reference Asset Constituent Issuer would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We will also not attempt to determine whether the notes should be treated as “United States real property interests” as defined in Section 897 of the Code. If any Reference Asset Issuer or any Reference Asset Constituent Issuer and the notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a note upon a sale, exchange, redemption or other taxable disposition of the note to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any Reference Asset Issuer or any Reference Asset Constituent Issuer as a United States real property holding corporation or the notes as United States real property interests.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalent payments paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all specified equity-linked instruments issued after 2017.

The 30% withholding tax may also apply if the notes are deemed to be reissued for tax purposes upon the occurrence of certain events affecting the notes or the Reference Asset and following such occurrence the notes could be treated as delta one specified equity-linked instruments that are subject to withholding on dividend equivalent payments. It is also possible that withholding tax or other Section 871(m) tax could apply to the notes under these rules if a non-U.S. holder enters, or has entered, into certain other transactions in respect of the Reference Asset or the notes. Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalent payments to the notes, non-U.S. holders are urged to consult their tax advisor regarding the potential application of Section 871(m) (including in the context of their other transactions in respect of the Reference Asset or the notes, if any) and the 30% withholding tax to an investment in the notes.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. -source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA generally apply to certain “withholdable payments”, and will generally apply to certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). In addition, withholding tax under FATCA would not be imposed on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their notes through a non-U.S. entity) under the FATCA rules.

Proposed Legislation

In 2007, legislation was introduced in Congress that, if enacted, would have required holders of notes purchased after the bill was enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. It is impossible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is impossible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes. You are urged to consult your tax advisor regarding the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the notes (including possible application of Section 1260 of the Code and alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the Reference Asset Issuer and/or the jurisdictions of a Reference Asset Constituent Issuer, as applicable).

CERTAIN ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we, the agents, and certain of our or their respective subsidiaries and affiliates may be each considered a party in interest within the meaning of ERISA, or a disqualified person (within the meaning of Section 4975 of the Code), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which we or any of our affiliates is a party in interest or a disqualified person, unless the notes are acquired under an exemption from the prohibited transaction rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Under ERISA and various prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor, exemptive relief may be available for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the notes. Those exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), PTCE 84-14 (for certain transactions determined by independent qualified asset managers), and the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”).

Because we and the Bank each may be considered a party in interest or disqualified person with respect to many Plans, the notes may not be purchased, held, or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan, unless such purchase, holding, or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not and will not be a Plan or a Plan Asset Entity and is not purchasing such notes on behalf of or with plan assets of any Plan or any plan subject to similar laws or (b) its purchase, holding, and disposition will not constitute or result in a non-exempt prohibited transaction due to the application of a statutory or administrative exemption or such purchase, holding, and disposition will not otherwise be prohibited under ERISA or Section 4975 of the Code or a violation of any similar laws.

Further, any person acquiring or holding the notes on behalf of any plan or with any plan assets shall be deemed to represent on behalf of itself and such plan that (x) the plan is paying no more than, and is receiving no less than, adequate consideration within the meaning of Section 408(b)(17) of ERISA and/or Section 4975(f)(10) of the Code in connection with the transaction or any redemption of the notes, (y) none of us or any agent directly or indirectly exercises any discretionary authority or control or renders investment advice or otherwise acts in a fiduciary capacity with respect to the assets of the plan within the meaning of ERISA and/or Section 4975 of the Code and (z) in making the foregoing representations and warranties, such person has applied sound business principles in determining whether fair market value will be paid, and has made such determination acting in good faith.

The fiduciary investment considerations summarized above generally apply to employee benefit plans maintained by private-sector employers and to individual retirement accounts and other arrangements subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”). The fiduciaries of plans subject to similar laws should also consider the foregoing issues in general terms as well as any further issues arising under the applicable similar laws.

In addition, any purchaser, that is a Plan or a Plan Asset Entity or that is acquiring the notes on behalf of a Plan or a Plan Asset Entity, including any fiduciary purchasing on behalf of a Plan or Plan Asset entity, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that (a) none of us, the agents or any of our or their respective affiliates is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a governmental, church, or foreign plan under any similar laws) with respect to the acquisition, holding or disposition of the notes, or as a result of any exercise by us or our affiliates of any rights in connection with the notes, (b) no advice provided by us or any of our affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the notes and the transactions contemplated with respect to the notes, and (c) such purchaser recognizes and agrees that any communication from us or any of our affiliates to the purchaser with respect to the notes is not intended by us or any of our affiliates to be impartial investment advice and is rendered in its capacity as a seller of such notes and not a fiduciary to such purchaser. Purchasers of the notes have exclusive responsibility for ensuring that their purchase, holding, and disposition of the notes do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Plans and other benefit plan investors such as governmental, church, and foreign plans and should not be construed as legal advice or a legal opinion. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non- exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan or other benefit plan investor consult with their legal counsel prior to directing any such purchase.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

With respect to each note to be issued, the Bank will agree to sell to SCUSA, and/or such other agent(s) specified in the applicable pricing supplement, and such agent(s) will agree to purchase from the Bank, the Principal Amount of the note specified, at the price, and will receive the underwriter’s commission specified under “Net proceeds to the issuer”, in the applicable pricing supplement. SCUSA intends to resell each note it purchases at the original issue price specified in the applicable pricing supplement. In the future, SCUSA or one of our other affiliates may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the distribution agreement and possible market-making activities, see “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Plan of Distribution” in the accompanying prospectus.

To the extent the agents resell notes to a broker or dealer less a concession equal to the entire underwriting discount, such broker or dealer may be deemed to be an “underwriter” of the notes as such term is defined in the Securities Act of 1933, as amended.

This product prospectus supplement does not constitute an offer of the notes, directly or indirectly, in Canada or to residents of Canada. The notes will not be qualified for sale under the securities laws of any province or territory of Canada.

Conflicts of Interest

Because SCUSA is an affiliate of the Bank, SCUSA has a “conflict of interest” as defined in FINRA Rule 5121. In addition, the Bank will receive the net proceeds from an initial public offering the notes, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, any such offering is being conducted in compliance with the provisions of Rule 5121. Neither SCUSA nor any other agent is permitted to sell notes in any such offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.